                                                                   EXHIBIT 4.16

--------------------------------------------------------------------------------


                             OPTEL, INC., as Issuer
                                      and
                 U.S. TRUST COMPANY OF TEXAS, N.A., as Trustee

                     ===================================

                                   INDENTURE
                            Dated as of July 7, 1998

                     ===================================


                                  $200,000,000
                         11-1/2% Senior Notes Due 2008
                    11-1/2% Senior Notes Due 2008, Series B

--------------------------------------------------------------------------------

          Reconciliation and tie between Trust Indenture Act of 1939, as amended, and Indenture, dated as of July 7, 1998

Trust Indenture                                                Indenture
  Act Section                                                   Section
---------------                                                ---------
Section  310(a)(1)  . . . . . . . . . . . . . . . . . . .        6.09
            (a)(2)  . . . . . . . . . . . . . . . . . . .        6.09
            (a)(3)  . . . . . . . . . . . . . . . . . . .        Not Applicable
            (a)(4)  . . . . . . . . . . . . . . . . . . .        Not Applicable
            (b) . . . . . . . . . . . . . . . . . . . . .        6.08, 6.10
Section  311(a) . . . . . . . . . . . . . . . . . . . . .        6.05
            (b) . . . . . . . . . . . . . . . . . . . . .        6.05
            (c) . . . . . . . . . . . . . . . . . . . . .        Not Applicable
Section  312(a) . . . . . . . . . . . . . . . . . . . . .        7.01
            (b) . . . . . . . . . . . . . . . . . . . . .        7.02
            (c) . . . . . . . . . . . . . . . . . . . . .        7.02
Section  313(a) . . . . . . . . . . . . . . . . . . . . .        7.03
            (b) . . . . . . . . . . . . . . . . . . . . .        7.03
            (c) . . . . . . . . . . . . . . . . . . . . .        7.03
            (d) . . . . . . . . . . . . . . . . . . . . .        7.03
Section  314(a) . . . . . . . . . . . . . . . . . . . . .        7.04
            (a)(4)  . . . . . . . . . . . . . . . . . . .        10.11
            (b) . . . . . . . . . . . . . . . . . . . . .        Not Applicable
            (c)(1)  . . . . . . . . . . . . . . . . . . .        1.04, 4.04
            (c)(2)  . . . . . . . . . . . . . . . . . . .        1.04, 4.04
            (c)(3)  . . . . . . . . . . . . . . . . . . .        Not Applicable
            (d) . . . . . . . . . . . . . . . . . . . . .        12.03(d)
            (e) . . . . . . . . . . . . . . . . . . . . .        1.04
Section  315(a) . . . . . . . . . . . . . . . . . . . . .        6.01(a)
            (b) . . . . . . . . . . . . . . . . . . . . .        6.02
            (c) . . . . . . . . . . . . . . . . . . . . .        6.01(b)
            (d) . . . . . . . . . . . . . . . . . . . . .        6.01(c)
            (e) . . . . . . . . . . . . . . . . . . . . .        5.14
Section  316(a) (last sentence)   . . . . . . . . . . . .        1.01
            (a)(1)(A) . . . . . . . . . . . . . . . . . .        5.12, 5.13
            (a)(1)(B) . . . . . . . . . . . . . . . . . .        5.13
            (a)(2)  . . . . . . . . . . . . . . . . . . .        Not Applicable
            (b) . . . . . . . . . . . . . . . . . . . . .        5.08
Section  317(a)(1)  . . . . . . . . . . . . . . . . . . .        5.03
            (a)(2)  . . . . . . . . . . . . . . . . . . .        5.04
            (b) . . . . . . . . . . . . . . . . . . . . .        10.03
Section  318(a) . . . . . . . . . . . . . . . . . . . . .        1.08

------------------------

       Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE I     DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION   . . .  1

       Section 1.01. Definitions.   . . . . . . . . . . . . . . . . . . . . .  1
       Section 1.02. Other Definitions.   . . . . . . . . . . . . . . . . . . 28
       Section 1.03. Rules of Construction.   . . . . . . . . . . . . . . . . 28
       Section 1.04. Form of Documents Delivered to Trustee.  . . . . . . . . 29
       Section 1.05. Acts of Holders.   . . . . . . . . . . . . . . . . . . . 30
       Section 1.06. Notices, etc., to the Trustee and the Company.   . . . . 30
       Section 1.07. Notice to Holders; Waiver.   . . . . . . . . . . . . . . 31
       Section 1.08. Conflict with Trust Indenture Act.   . . . . . . . . . . 31
       Section 1.09. Effect of Headings and Table of Contents.  . . . . . . . 32
       Section 1.10. Successors and Assigns.  . . . . . . . . . . . . . . . . 32
       Section 1.11. Separability Clause.   . . . . . . . . . . . . . . . . . 32
       Section 1.12. Benefits of Indenture.   . . . . . . . . . . . . . . . . 32
       Section 1.13. GOVERNING LAW.   . . . . . . . . . . . . . . . . . . . . 32
       Section 1.14. No Recourse Against Others.  . . . . . . . . . . . . . . 32
       Section 1.15. Independence of Covenants.   . . . . . . . . . . . . . . 32
       Section 1.16. Exhibits.  . . . . . . . . . . . . . . . . . . . . . . . 33
       Section 1.17. Counterparts.  . . . . . . . . . . . . . . . . . . . . . 33
       Section 1.18. Duplicate Originals.   . . . . . . . . . . . . . . . . . 33

ARTICLE II    SECURITY FORMS  . . . . . . . . . . . . . . . . . . . . . . . . 33

       Section 2.01. Form and Dating.   . . . . . . . . . . . . . . . . . . . 33

ARTICLE III   THE SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . 34

       Section 3.01. Title and Terms.   . . . . . . . . . . . . . . . . . . . 34
       Section 3.02. Registrar and Paying Agent.  . . . . . . . . . . . . . . 35
       Section 3.03. Execution and Authentication.  . . . . . . . . . . . . . 35
       Section 3.04. Temporary Securities.  . . . . . . . . . . . . . . . . . 37
       Section 3.05. Transfer and Exchange.   . . . . . . . . . . . . . . . . 38
       Section 3.06. Mutilated, Destroyed, Lost and Stolen Securities.  . . . 38
       Section 3.07. Payment of Interest; Interest Rights Preserved.  . . . . 39
       Section 3.08. Persons Deemed Owners.   . . . . . . . . . . . . . . . . 40
       Section 3.09. Cancellation.  . . . . . . . . . . . . . . . . . . . . . 41
       Section 3.10. Computation of Interest.   . . . . . . . . . . . . . . . 41
       Section 3.11. Legal Holidays.  . . . . . . . . . . . . . . . . . . . . 41

                                                                            Page
                                                                            ----
       Section 3.12. CUSIP Number.  . . . . . . . . . . . . . . . . . . . . . 41
       Section 3.13. Paying Agent to Hold Money in Trust.   . . . . . . . . . 42
       Section 3.14. Book-Entry Provisions for Global Securities. . . . . . . 42
       Section 3.15. Special Transfer Provisions.   . . . . . . . . . . . . . 43

ARTICLE IV    DEFEASANCE OR COVENANT DEFEASANCE   . . . . . . . . . . . . . . 46

       Section 4.01. Company's Option to Effect Defeasance or Covenant
                     Defeasance.      . . . . . . . . . . . . . . . . . . . . 46
       Section 4.02. Defeasance and Discharge.  . . . . . . . . . . . . . . . 46
       Section 4.03. Covenant Defeasance.   . . . . . . . . . . . . . . . . . 47
       Section 4.04. Conditions to Defeasance or Covenant Defeasance.   . . . 47
       Section 4.05. Deposited Money and U.S. Government
                     Obligations To Be Held in Trust; Other Miscellaneous
                     Provisions.      . . . . . . . . . . . . . . . . . . . . 49
       Section 4.06. Reinstatement.   . . . . . . . . . . . . . . . . . . . . 50

ARTICLE V     REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

       Section 5.01. Events of Default.   . . . . . . . . . . . . . . . . . . 50
       Section 5.02. Acceleration of Maturity; Rescission and Annulment.  . . 53
       Section 5.03. Collection of Indebtedness and Suits for Enforcement
                     by Trustee.                    . . . . . . . . . . . . . 54
       Section 5.04. Trustee May File Proofs of Claims.   . . . . . . . . . . 55
       Section 5.05. Trustee May Enforce Claims Without Possession of
                     Securities   . . . . . . . . . . . . . . . . . . . . . . 56
       Section 5.06. Application of Money Collected.  . . . . . . . . . . . . 56
       Section 5.07. Limitation on Suits.   . . . . . . . . . . . . . . . . . 57
       Section 5.08. Unconditional Right of Holders to Receive Principal,
                     Premium
                     and Interest   . . . . . . . . . . . . . . . . . . . . . 58
       Section 5.09. Restoration of Rights and Remedies.  . . . . . . . . . . 58
       Section 5.10. Rights and Remedies Cumulative.  . . . . . . . . . . . . 58
       Section 5.11. Delay or Omission Not Waiver.  . . . . . . . . . . . . . 58
       Section 5.12. Control by Majority.   . . . . . . . . . . . . . . . . . 59
       Section 5.13. Waiver of Past Defaults.   . . . . . . . . . . . . . . . 59
       Section 5.14. Undertaking for Costs.   . . . . . . . . . . . . . . . . 59
       Section 5.15. Waiver of Stay, Extension or Usury Laws.   . . . . . . . 60
       Section 5.16. Unconditional Right of Holders to Institute
                     Certain Suits  . . . . . . . . . . . . . . . . . . . . . 60

ARTICLE VI     THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . 60

       Section 6.01. Certain Duties and Responsibilities.   . . . . . . . . . 60
       Section 6.02. Notice of Defaults.  . . . . . . . . . . . . . . . . . . 61
       Section 6.03. Certain Rights of Trustee.   . . . . . . . . . . . . . . 62
       Section 6.04. Trustee Not Responsible for Recitals, Dispositions of
                     Securities or Application of Proceeds Thereof.   . . . . 64

                                                                            Page
                                                                            ----
       Section 6.05. Trustee and Agents May Hold Securities;
                     Collections; Etc.  . . . . . . . . . . . . . . . . . . . 64
       Section 6.06. Money Held in Trust.   . . . . . . . . . . . . . . . . . 64
       Section 6.07. Compensation and Indemnification of Trustee and
                     its Prior Claim  . . . . . . . . . . . . . . . . . . . . 64
       Section 6.08. Conflicting Interests.   . . . . . . . . . . . . . . . . 65
       Section 6.09. Corporate Trustee Required; Eligibility.   . . . . . . . 65
       Section 6.10. Resignation and Removal; Appointment of
                     Successor Trustee  . . . . . . . . . . . . . . . . . . . 66
       Section 6.11. Acceptance of Appointment by Successor.  . . . . . . . . 67
       Section 6.12. Merger, Conversion, Amalgamation, Consolidation or
                     Succession to Business   . . . . . . . . . . . . . . . . 68

ARTICLE VII  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND
              COMPANY   . . . . . . . . . . . . . . . . . . . . . . . . . . . 69

       Section 7.01. Preservation of Information; Company to Furnish
                     Trustee Names and Addresses of Holders   . . . . . . . . 69
       Section 7.02. Communications of Holders.   . . . . . . . . . . . . . . 69
       Section 7.03. Reports by Trustee.  . . . . . . . . . . . . . . . . . . 70
       Section 7.04. Reports by Company.  . . . . . . . . . . . . . . . . . . 70

ARTICLE VIII  CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR
              LEASE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70

       Section 8.01. Company May Consolidate, Etc., Only on Certain Terms . . 70
       Section 8.02. Successor Substituted.   . . . . . . . . . . . . . . . . 72

ARTICLE IX  SUPPLEMENTAL INDENTURES AND WAIVERS . . . . . . . . . . . . . . . 72

       Section 9.01. Supplemental Indentures, Agreements and Waivers
                     Without Consent of Holders   . . . . . . . . . . . . . . 72
       Section 9.02. Supplemental Indentures, Agreements and Waivers With
                     Consent of Holders   . . . . . . . . . . . . . . . . . . 73
       Section 9.03. Execution of Supplemental Indentures, Agreements and
                     Waivers  . . . . . . . . . . . . . . . . . . . . . . . . 75
       Section 9.04. Effect of Supplemental Indentures.   . . . . . . . . . . 76
       Section 9.05. Conformity with Trust Indenture Act.   . . . . . . . . . 76
       Section 9.06. Reference in Securities to Supplemental Indentures.  . . 76
       Section 9.07. Record Date.   . . . . . . . . . . . . . . . . . . . . . 76
       Section 9.08. Revocation and Effect of Consents.   . . . . . . . . . . 76

ARTICLE X  COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
       Section 10.01. Payment of Principal, Premium and Interest.   . . . . . 77

                                                                            Page
                                                                            ----
       Section 10.02. Maintenance of Office or Agency.  . . . . . . . . . . . 77
       Section 10.03. Money for Security Payments to Be Held in Trust.  . . . 78
       Section 10.04. Corporate Existence.  . . . . . . . . . . . . . . . . . 79
       Section 10.05. Payment of Taxes and Other Claims.  . . . . . . . . . . 79
       Section 10.06. Maintenance of Properties.  . . . . . . . . . . . . . . 80
       Section 10.07. Insurance.  . . . . . . . . . . . . . . . . . . . . . . 80
       Section 10.08. Books and Records.  . . . . . . . . . . . . . . . . . . 80
       Section 10.09. Compliance Certificates and Opinions.   . . . . . . . . 80
       Section 10.10. Provision of Financial Statements.  . . . . . . . . . . 81
       Section 10.11. Change of Control.  . . . . . . . . . . . . . . . . . . 81
       Section 10.12. Limitation on Additional Indebtedness.  . . . . . . . . 84
       Section 10.13. Statement by Officers as to Default.  . . . . . . . . . 84
       Section 10.14. Limitation on Restricted Payments.  . . . . . . . . . . 85
       Section 10.15. Limitation on Transactions with Affiliates.   . . . . . 88
       Section 10.16. Disposition of Proceeds of Asset Sales.   . . . . . . . 89
       Section 10.17. Limitation on Liens Securing Certain Indebtedness.  . . 93
       Section 10.18. Escrow Account.   . . . . . . . . . . . . . . . . . . . 93
       Section 10.19. Limitation on Certain Guarantees and Indebtedness by
                      Restricted Subsidiaries.  . . . . . . . . . . . . . . . 93
       Section 10.20. Limitation on Issuances and Sales of Preferred
                      Stock of Restricted Subsidiaries. . . . . . . . . . . . 94
       Section 10.21. Limitation on Dividends and Other Payment Restrictions
                      Affecting Restricted Subsidiaries . . . . . . . . . . . 94
       Section 10.22. Limitation on Designations of Unrestricted
                      Subsidiaries  . . . . . . . . . . . . . . . . . . . . . 95

ARTICLE XI  REDEMPTION OF SECURITIES  . . . . . . . . . . . . . . . . . . . . 96

       Section 11.01. Right of Redemption.  . . . . . . . . . . . . . . . . . 96
       Section 11.02. Applicability of Article.   . . . . . . . . . . . . . . 96
       Section 11.03. Election to Redeem; Notice to Trustee.  . . . . . . . . 96
       Section 11.04. Selection by Trustee of Securities to Be Redeemed.  . . 96
       Section 11.05. Notice of Redemption.   . . . . . . . . . . . . . . . . 97
       Section 11.06. Deposit of Redemption Price.  . . . . . . . . . . . . . 98
       Section 11.07. Securities Payable on Redemption Date.  . . . . . . . . 98
       Section 11.08. Securities Redeemed or Purchased in Part.   . . . . . . 99

ARTICLE XII  COLLATERAL AND SECURITY  . . . . . . . . . . . . . . . . . . . . 99

       Section 12.01. Escrow Agreement.   . . . . . . . . . . . . . . . . . . 99
       Section 12.02. Recording and Opinions.   . . . . . . . . . . . . . .  100
       Section 12.03. Release of Collateral.  . . . . . . . . . . . . . . .  101
       Section 12.04. Certificates of the Company.  . . . . . . . . . . . .  102
       Section 12.05. Authorization of Actions To Be Taken by the Trustee
                      Under the Escrow Agreement  . . . . . . . . . . . . .  102

                                                                            Page
                                                                            ----
       Section 12.06. Authorization of Receipt of Funds by the Trustee
                      Under the Escrow Agreement  . . . . . . . . . . . . .  103
       Section 12.07. Termination of Security Interest.   . . . . . . . . .  103

ARTICLE XIII  SATISFACTION AND DISCHARGE  . . . . . . . . . . . . . . . . .  103
       Section 13.01. Satisfaction and Discharge of Indenture.  . . . . . .  103
       Section 13.02. Application of Trust Money.   . . . . . . . . . . . .  104

              INDENTURE, dated as of July 7, 1998, between OpTel, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), as issuer, and U.S. Trust Company of Texas, N.A., a national banking association, as trustee (the "Trustee").

                                    RECITALS

              The Company has duly authorized the creation of an issue of 11-1/2% Senior Notes Due 2008 (the "Series A Securities"), and an issue of 11-1/2% Senior Notes Due 2008, Series B (the "Series B Securities," and together with the Series A Securities, the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

              All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligation of the Company and to make this Indenture a valid agreement of each of the Company and the Trustee in accordance with the terms hereof.

              NOW, THEREFORE, THIS INDENTURE WITNESSETH:

              For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders (as hereinafter defined) of the Securities, as follows:

                                   ARTICLE I

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

              Section 1.01.  Definitions.

              "Acquired Indebtedness" means Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition of such person and not incurred in connection with, or in anticipation of, such person becoming a Restricted Subsidiary or such Asset Acquisition.

              "Affiliate" of any specified person means any other person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

              "Agent Member" has the meaning set forth in Section 3.14.

              "Annualized Pro Forma Consolidated Coverage" means, as of any date of determination, the ratio of (1) Annualized Pro Forma Operating Cash Flow to (2) Consolidated Interest Expense for the four-quarter period immediately preceding the date of determination for which financial statements are available; provided, that

              (1) if the Company or any of the Restricted Subsidiaries has incurred any Indebtedness (whether through an Asset Acquisition, Asset Sale or otherwise) since the beginning of such period and through the date of determination that remains outstanding or if the transaction or series of transactions giving rise to the need to calculate such ratio involves an incurrence of Indebtedness, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (A) such Indebtedness as if such Indebtedness had been incurred on the first day of such period (provided that if such Indebtedness is incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement) only that portion of such Indebtedness that constitutes the one-year projected average balance of such Indebtedness (as determined in good faith by senior management of the Company) shall be deemed outstanding for purposes of this calculation, and (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; and

              (2) if since the beginning of such period any Indebtedness of the Company or any of the Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (whether through an Asset Acquisition, Asset Sale or otherwise) (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period.

              "Annualized Pro Forma Consolidated Operating Cash Flow" means Consolidated Operating Cash Flow for the latest two fiscal quarters for which consolidated financial statements of the Company are available multiplied by two. For purposes of calculating "Consolidated Operating Cash Flow" for any two fiscal quarter period for purposes of this definition, (i) any Subsidiary of the Company that is a Restricted Subsidiary on the date of the transaction (the "Transaction Date") giving rise to the need to calculate "Annualized Pro Forma Consolidated Operating Cash Flow" shall be deemed to have been a Restricted Subsidiary at all times during such two fiscal quarter period and
(ii) any Subsidiary of the Company that is not a Restricted Subsidiary on the Transaction Date shall be deemed not to have been a Restricted Subsidiary at all times during such two fiscal quarter period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable two fiscal quarter period to, without duplication, any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the period commencing on the first day of such two fiscal quarter period to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

              "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary in any other person, or any acquisition or purchase of Capital Stock of any other person by the Company or any Restricted Subsidiary, in either case pursuant to which such person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any person which constitute substantially all of an operating unit or line of business of such person or which is otherwise outside of the ordinary course of business.

              "Asset Sale" means any direct or indirect sale, conveyance, transfer or lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) to any person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary, (ii) any material license or other authorization of the Company or any Restricted Subsidiary pertaining to a Cable/Telecommunications Business (other than the disposition to License Co. of the licenses and authorizations on terms identical to or at least as favorable to the Company and the Restricted Subsidiaries as those set forth in the License Co. Documents (provided such new documents shall also constitute License Co. Documents for all purposes hereunder) so long as the Company or a Restricted Subsidiary has the ability (pursuant to contract or otherwise) to fully exploit such license or authorization in a Cable/ Telecommunications Business), (iii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company and the Restricted Subsidiaries or (iv) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any disposition of properties and assets of the Company that is governed under Article Eight hereof, (ii) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, and
(iii) for purposes of Section 10.16, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions occurring within one year, either

(x) involving assets with a Fair Market Value not in excess of $250,000 or (y) which constitutes the incurrence of a Capitalized Lease Obligation.

              "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing

              (i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by

              (ii) the sum of all such principal payments; provided that, in the case of any Capitalized Lease Obligation, all calculations hereunder shall give effect to any applicable options to renew in favor of the Company or any Restricted Security.

              "Bankruptcy Law" means Title 11, United States Code or any similar federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

              "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, "concordate" or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

              "Board" or "Board of Directors" means the board of directors of the Company or any duly authorized committee of such board.

              "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

              "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, State of New York are authorized or obligated by law, regulation or executive order to close.

              "Cable/Telecommunications Buildout Costs" means the cost (including the cost of design, development, site acquisition, construction, integration, installation, management, manufacture or direct or indirect acquisition (other than an Asset Acquisition to the extent that it is not an Existing Market Asset Acquisition)) of properties or assets (tangible or intangible) used or to be used, directly or indirectly, in a Cable/Telecommunications Business of the Company or any Restricted Subsidiary, including, without limitation, the cost of any Existing Market Asset Acquisition.

              "Cable/Telecommunications Business" means any business operating a cable and/or telephone and/or telecommunications system (delivered by any means, including, without limitation, cable, microwave, satellite or radio frequency) in the United States or otherwise delivering or expected to deliver services over the networks or systems of the Company and the Restricted Subsidiaries (including, without limitation, any business conducted by the Company or any Restricted Subsidiary on the Issue Date) and any business reasonably related to the foregoing (including, without limitation, any television programming, production and/or licensing business and any programming guide or telephone directory business). Any company holding a license or licenses to conduct any of the foregoing businesses that is not conducting any material business other than a Cable/Telecommunications Business shall also be considered a Cable/Telecommunications Business. A good faith determination by a majority of the Board as to whether a business meets the requirements of this definition shall be conclusive, absent manifest error.

              "Caisse" means Caisse de depot et placement du Quebec.

              "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting and/or non-voting) of, such person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than evidence of Indebtedness), warrants or options exchangeable for or convertible into such capital stock.

              "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed, immovable or movable) that is required to be classified and accounted for as a capitalized lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

              "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System, in each case, having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $500,000,000 and whose senior unsecured debt is rated at least "A-1" by S&P or "P-1" by Moody's; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of the United States or any State thereof and rated at least "A-1" by S&P or "P-1" by Moody's; and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case, maturing within 365 days from the date of acquisition.

              "Change of Control" means the occurrence of any of the following events:

              (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holders is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company; or

              (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and/or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under this Indenture and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; or

              (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election to the Board or whose nomination for election by the stockholders of the Company was approved by a Permitted Holder or by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board then in office;

provided that (i) to the extent that either (x) one or more regulatory approvals are required for the consummation of one or more of the events or circumstances described in clauses (a) through (c) above to become effective under applicable law or (y) in the good faith judgment of the Board, one or more regulatory approvals are desirable prior to making one or more of the events or circumstances described in clauses (a) through (c) above to become effective under applicable law (provided, in the case of this clause (y), such approvals are sought on a reasonably prompt basis), then such events or circumstances shall be deemed to have occurred at the time such approvals have been obtained and become effective under applicable law, and (ii) any event or circumstance which would constitute a Change of Control solely by reason of the acquisition of "beneficial ownership" of securities of GVL shall not constitute a Change of Control with respect to the Company, unless it would result in a mandatory prepayment (by tender offer or otherwise) of Indebtedness, or an event of default under Indebtedness, of GVL or any of its Subsidiaries (other than the Company and its Subsidiaries). The good faith determination by the Board, based upon advice of outside counsel, of the beneficial ownership of securities of the Company within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act shall be conclusive, absent contrary controlling judicial precedent or contrary written interpretation published by the Commission.

              "Collateral" shall have the meaning ascribed to such term in the Escrow Agreement.

              "Commission" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

              "Common Stock" means, with respect to any person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such person's common stock whether outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock.

              "Company" means the person named as the "Company" in the first paragraph of this Indenture, until a successor person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor person.

              "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice-Chairman, its

Chief Executive Officer, its President or a Vice President, and by its Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and delivered to the Trustee.

              "Consolidated Income Tax Expense" means, with respect to any period, the provision for United States corporation, local, foreign and other income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

              "Consolidated Interest Expense" means, for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount attributable to such period, (b) the net cost under Interest Rate Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all accrued interest, (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP and (iii) the amount of dividends in respect of Disqualified Stock paid by the Company and the Restricted Subsidiaries during such period. Notwithstanding the foregoing, in no event shall Consolidated Interest Expense include interest expense arising under any Deeply Subordinated Shareholder Loans to the extent incurred prior to the Termination Date.

              "Consolidated Net Income" means, with respect to any period, the consolidated net income of the Company and the Restricted Subsidiaries for such period, adjusted, to the extent included in calculating such consolidated net income, by excluding, without duplication, (i) all extraordinary, unusual or nonrecurring gains or losses of such person (net of fees and expenses relating to the transaction giving rise thereto) for such period, (ii) income of the Company and the Restricted Subsidiaries derived from or in respect of all Investments in persons other than Subsidiaries of the Company or any Restricted Subsidiary, (iii) the portion of net income (or loss) of such person allocable to minority interests in unconsolidated persons for such period, except to the extent actually received by the Company or any Restricted Subsidiary, (iv) net income (or loss) of any other person combined with such person on a "pooling of interests" basis attributable to any period prior to the date of combination,
(v) any gain or loss, net of taxes, realized by such person upon the termination of any employee pension benefit plan during such period, (vi) gains or losses in respect of any Asset Sales (net of fees and expenses relating to the transaction giving rise thereto) during such period and (vii) except in the case of any restriction or encumbrance permitted under clause (v) of the covenant "Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries," the net income of any Restricted Subsidiary for such period to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders.

              "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Company and the Restricted Subsidiaries for such period increased, to the extent deducted in arriving at Consolidated Net Income for such period, by the sum of (i) the Consolidated Income Tax Expense of the Company and the Restricted Subsidiaries accrued according to GAAP for such period (other than taxes attributable to extraordinary gains or losses and gains and losses from Asset Sales); (ii) Consolidated Interest Expense for such period; (iii) depreciation of the Company and the Restricted Subsidiaries for such period; (iv) amortization of the Company and the Restricted Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with GAAP; and (v) for purposes of Section 10.12 only, other non-cash charges decreasing Consolidated Net Income.

              "consolidation" means, with respect to the Company, the consolidation of the accounts of the Restricted Subsidiaries with those of the Company, all in accordance with GAAP; provided that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

              "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 2001 Ross Avenue, Suite 2700, Dallas, Texas 75201, Attention:
Corporate Trust Department.

              "Cumulative Available Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the amount by which cumulative Consolidated Operating Cash Flow is less than zero.

              "Cumulative Consolidated Interest Expense" means, at any date on which a Restricted Payment is proposed to be made, the sum of the Quarterly Consolidated Interest Expense Amounts for each quarter after the Issue Date (with the first quarter commencing on the Issue Date and ending on November 30, 1998) through the most recent quarter immediately preceding such Restricted Payment for which consolidated financial statements of the Company are available. The "Quarterly Consolidated Interest Expense Amount" for any quarter (the "Subject Quarter") will be the product of (a) Consolidated Interest Expense for the Subject

Quarter times (b) the Applicable Percentage for the Subject Quarter, where the "Applicable Percentage" for the Subject Quarter will be (1) 150% of the Consolidated Interest Expense of the Company for the Subject Quarter if Total Consolidated Indebtedness for each day of the Subject Quarter is less than 6.0 times the Annualized Pro Forma Consolidated Operating Cash Flow of the Company (based upon the two most recent quarters for which consolidated financial statements of the Company are available immediately preceding the Subject Quarter) or (2) 200% of the Consolidated Interest Expense of the Company for the Subject Quarter if Total Consolidated Indebtedness for any day of the Subject Quarter is equal to or greater than 6.0 times the Annualized Pro Forma Consolidated Operating Cash Flow of the Company (based upon the two most recent quarters for which consolidated financial statements of the Company are available immediately preceding the Subject Quarter).

              "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company against fluctuations in currency values.

              "Custodian" means any receiver, interim receiver, receiver and manager, receiver-manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or any other law respecting secured creditors and the enforcement of their security or any other person with like powers whether appointed judicially or out of court and whether pursuant to an interim or final appointment.

              "Deeply Subordinated Shareholder Loans" means any Indebtedness of the Company for money borrowed from either (x) a Permitted Holder or (y) another person whose obligations have been guaranteed by a Permitted Holder, provided such Indebtedness of the Company (i) has been expressly subordinated in right of payment and postponed as to all payments of interest (other than payment-in-kind interest) and principal to the Securities, (ii) provides for no payments of interest (other than payment-in-kind interest) or principal prior to the earlier of (a) the end of the sixth month after the final maturity of the Securities and (b) the indefeasible payment in full in cash of all Securities (or due provision therefor which results in the discharge of all Obligations under this Indenture); provided that the terms of the subordination agreement are in the form annexed to this Indenture as Exhibit F and the Company has received one or more Opinions of Counsel as to the validity and enforceability of such subordination agreement.

              "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

              "Depository" means The Depository Trust Company, its nominees and successors.

              "Designation" shall have the meaning specified in Section 10.22 hereof.

              "Designation Amount" has the meaning specified in Section 10.22 hereof.

              "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company other than a director who (i) has any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or (ii) is an employee or officer of the Company or an Affiliate that is itself a party to such transaction or series of transactions or an Affiliate of a party (other than the Company or any Restricted Subsidiary) to such transaction or series of related transactions.

              "Disqualified Stock" means, with respect to any person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness at the option of the holder thereof, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities; provided such Capital Stock shall only constitute Disqualified Stock to the extent it so matures or is redeemable or exchangeable on or prior to the final maturity date of the Securities.

              "Equity Offering" means an underwritten public offering of Common Stock of the Company which has been registered under the Securities Act.

              "Escrow Account" means an escrow account established under the Escrow Agreement for the deposit of a portion of the net proceeds from the sale of the Securities (the "Initial Escrow Amount"), and the proceeds from the investment thereof.

              "Escrow Agent" means U.S. Trust Company of Texas, N.A., as Escrow Agent pursuant to the Escrow Agreement until a successor escrow agent replaces it in accordance with the provisions of the Escrow Agreement and thereafter means such successor.

              "Escrow Agreement" means the Escrow Agreement dated as of July 7, 1998, among the Company, the Escrow Agent, the Trustee and the Existing
Notes Trustee, in substantially the form set forth as Exhibit E hereto.

              "Event of Default" shall have the meaning specified in Section
5.01 hereof.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Exchange Securities" means the Series B Securities (the terms of which are identical to the Series A Securities except that the Exchange Securities shall be registered under the Securities Act, and shall not contain the restrictive legend on the face of the form of Series A Securities) issued pursuant to this Indenture.

              "Existing Market Asset Acquisition" means an Asset Acquisition of a Cable/Telecommunications Business to the extent subscribers or customers are located in the metropolitan areas of Houston, Texas; Dallas-Fort Worth, Texas; San Diego, California; Phoenix, Arizona; Chicago, Illinois; Denver, Colorado; San Francisco, California; Los Angeles, California; Miami-Ft. Lauderdale, Florida; Tampa, Florida; Austin, Texas; Atlanta, Georgia; Orlando, Florida; Indianapolis, Indiana; Las Vegas, Nevada; Corpus Christi, Texas; San Antonio, Texas; Daytona Beach, Florida; Tallahassee, Florida; and greater Washington, D.C. (it being understood that where a Cable/Telecommunications Business subject to an Asset Acquisition is conducted in more than one market, an allocation of Indebtedness being incurred pursuant to clause (c) of the definition of Permitted Indebtedness may be made on the basis of the latest 12 months of revenues of the Cable/Telecommunications Business immediately preceding the date of incurrence in a particular metropolitan area).

              "Existing Notes" means the Company's 13% Senior Notes Due 2005 and 13% Senior Notes Due 2005, Series B.

              "Existing Notes Indenture" means the indenture dated as of February 14, 1997 by and between the Company and the Existing Notes Trustee pursuant to which the Existing Notes were issued.

              "Existing Notes Trustee" means U.S.Trust Company of Texas, N.A. in its role as trustee under the Existing Notes Indenture.

              "Existing Senior Credit Facility" means the senior credit agreement dated as of December 19, 1997, by and among the Company, its principal operating subsidiaries, Goldman Sachs Credit Partners L.P., as Arranger and Syndication Agent, Canadian Imperial Bank of Commerce, as Administrative Agent, General Electric Capital Corporation, as Documentation Agent and the Lenders party thereto from time to time.

              "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Unless otherwise specified in this Indenture, Fair Market Value will be determined by the Board of Directors of the Company acting in good faith evidenced by a Board Resolution thereof delivered to the Trustee.

              "Fiscal Year" shall mean the fiscal year of the Company, which ends on August 31 of each year.

              "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable as of the date of determination and which are consistently applied for all applicable periods.

              "Global Security" has the meaning provided in Section 3.03 hereof.

              "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

              "GVL" means Le Groupe Videotron Ltee.

              "Holder" or "Securityholder" means a person in whose name a Security is registered in the Security Register.

              "Indebtedness" means, with respect to any person, without duplication, (i) any liability, contingent or otherwise, of such person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof) or (B) evidenced by a note, debenture or similar instrument or letter of credit (including a purchase money obligation) or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property or (D) in respect of an Interest Rate Obligation or Currency Agreement; or (ii) any liability of others of the kind described in the preceding clause (i) which the person has guaranteed or which is otherwise its legal liability; or (iii) any obligation secured by a Lien (other than (x) Permitted Liens of the type described in clauses (b), (d), or (e) of the definition of the Permitted Liens; provided that the obligations secured would not constitute Indebtedness under clauses (i) or (ii) or (iii) of this definition, and (y) Liens on Capital Stock or Indebtedness of any Unrestricted Subsidiary) to which the property or assets of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured); (iv) all Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and (v) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii), (iii) or (iv).
In no event shall "Indebtedness" include trade payables and accrued liabilities that are current liabilities incurred in the ordinary course of business, excluding the current maturity of any obligation which would otherwise constitute Indebtedness. For purposes of Sections 10.12 and 10.14 and the definition of "Events of Default," in determining the principal amount of any Indebtedness to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, (x) the principal amount of any Indebtedness which provides that an amount less than the principal amount at maturity thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination and (y) the principal amount of any Indebtedness shall be reduced by any amount of cash or Cash Equivalent collateral securing on a perfected basis, and dedicated for disbursement exclusively to the payment of principal of and interest on, such Indebtedness.

              "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

              "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the Securities to pay principal of, premium, if any, and interest on the Securities when due and payable, whether at maturity, by acceleration, call for redemption or repurchase or otherwise, and all other amounts due or to become due under or in connection with this Indenture or the Securities and the performance of all other obligations to the Trustee (including, but not limited to, payment of all amounts due the Trustee under Section 6.07 hereof), Paying Agent, Registrar, Escrow Agent and the Holders of the Securities under this Indenture, the Escrow Agreement and the Securities according to the terms thereof.

              "Independent Financial Advisor" means a United States investment banking firm of national standing in the United States (i) which does not, and whose directors, officers and employees or Affiliates do not have, a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board, is otherwise independent and qualified to perform the task for which it is to be engaged.

              "Initial Purchasers" means Salomon Brothers Inc, Goldman, Sachs & Co. and CIBC Oppenheimer Corp.

              "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

              "interest," when used with respect to any Security, means the amount of all interest accruing on such Security, including all additional interest payable on the Securities pursuant to the Registration Agreement and all interest accruing subsequent to the occurrence of any events specified in Sections 5.01(h), (i), (j) and (k) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

              "Interest Payment Date" means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security, as set forth in such Security.

              "Interest Rate Obligations" means the obligations of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

              "Investment" means, with respect to any person, any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any guarantee) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other person. Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another person constitute an Investment by the Company in such other person.

              "Issue Date" means the original date of issuance of the Securities.

              "License Co." means Transmission Holdings, Inc., a Delaware corporation.

              "License Co. Documents" means, collectively, (i) the Assignment Agreement dated as of February 14, 1997 among TVMAX Telecommunications, Inc. ("TVMAX"), Sunshine Television Entertainment, Inc., Richey Pacific Cablevision, Inc. and IRPC Arizona, Inc., as assignors, and License Co., as assignee, (ii) the Equipment License and Services Agreement dated as of February 14, 1997 between TVMAX and License Co. and the Promissory Note of License Co. in favor of TVMAX annexed thereto, (iii) the Option Agreements dated as of February 14, 1997 between TVMAX and License Co., (iv) the Shareholder Option Agreement, dated as of February 14, 1997 between each of Henry Goldberg and Russell S. Berman and TVMAX and the Shareholder Option Agreement dated as of September 17, 1997 between Thomas Watson and TVMAX, (v) the Subscription and Shareholders Agreement dated as of February 14, 1997 and as amended as of the Issue Date among Thomas Watson, Henry Goldberg and Russell S. Berman and License Co. and
(vi) any other agreements identical to the foregoing in all material respects and entered into for the same purposes that the Company or any Restricted Subsidiary may enter into in the future, as each of the foregoing documents referred to in clauses (i) through (v) may be amended, modified or supplemented in compliance with Section 10.15.

              "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

              "Material Restricted Subsidiary" means any Restricted Subsidiary of the Company, which, at any date of determination, is a "Significant Subsidiary" (as that term is defined in Regulation S-X issued under the Securities Act), but shall, in any event, include (x) any Guarantor, (y) TVMAX or (z) any Restricted Subsidiary of the Company which, at any date of determination, is an obligor under any Indebtedness in an aggregate principal amount equal to or exceeding $10.0 million if another Material Restricted Subsidiary is also obligated in respect of such Indebtedness.

              "Maturity Date" means, with respect to any Security, the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

              "Moody's" means Moody's Investors Service.

              "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash (including assumed liabilities and other items deemed to be cash under the proviso to the first sentence of Section 10.16) or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in or having a Permitted Lien on the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale all as reflected in an Officer's Certificate delivered to the Trustee.

              "Non-Global Purchasers" shall have the meaning specified in
Section 3.03 hereof.

              "Offering Memorandum" means the Offering Memorandum dated June 29, 1998 pursuant to which the Series A Securities were offered, and any supplement thereto.

              "Officer" means, with respect to the Company, the Chairman of the Board, a Vice Chairman, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer.

              "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, of the Company and delivered to the Trustee.

              "Offshore Physical Securities" shall have the meaning specified in Section 3.03 hereof.

              "Opinion of Counsel" means a written opinion of counsel who may be counsel for the Company or the Trustee, and who shall be reasonably acceptable to the Trustee.

              "Other Senior Debt Pro Rata Share" means the amount of the applicable Excess Proceeds obtained by multiplying the amount of such Excess Proceeds by a fraction, (i) the numerator of which is the aggregate accreted value and/or principal amount, as the case may be, of all Indebtedness (other than (x) the Securities and (y) Subordinated Indebtedness) of the Company outstanding at the time of the applicable Asset Sale with respect to which the Company is required to use Excess Proceeds to repay or make an offer to purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate principal amount of all Securities outstanding at the time of the applicable Asset Sale and (b) the aggregate principal amount or the aggregate accreted value, as the case may be, of all other Indebtedness (other than Subordinated Indebtedness) of the Company outstanding at the time of the applicable Asset Sale Offer with respect to which the Company is required to use the applicable Excess Proceeds to offer to repay or make an offer to purchase or repay.

              "Outstanding" means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

       Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

       Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust or set aside and segregated in trust by the Company or any Affiliate thereof (if the Company or Affiliate shall act as Paying Agent) for the Holders of such Securities; provided, however, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

       Securities with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four, to the extent provided in Sections 4.02 and 4.03; and

       Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. The Company shall notify the Trustee, in writing, when it repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor. If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date money sufficient to pay all accrued interest and principal with respect to such Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be Outstanding and interest on them ceases to accrue. Securities may also cease to be outstanding to the extent expressly provided in Article Eight.

              "Pari Passu Indebtedness" means any Indebtedness of the Company or any Subsidiary Guarantor ranking pari passu in right of payment with the Securities.

              "Paying Agent" shall have the meaning specified in Section 3.02 hereof.

              "Permitted Holder" means (i) any of GVL, Caisse or any of their respective controlled Affiliates, (ii) a Strategic Equity Investor that, prior to August 31, 1999, invests on a primary basis in Capital Stock (other than Disqualified Stock) representing not less than 15% of the fully diluted Common Stock of the Company at the time of issuance by the Company; provided that only the first such Strategic Equity Investor shall be a Permitted Holder, or (iii) Andre Chagnon, his spouse or any of his lineal descendants and their respective spouses

(collectively, the "Chagnon Family"), whether acting in their own name or as one or as a majority of persons having the power to exercise the voting rights attached to, or having investment power over, shares of Capital Stock held by others, or (iv) any controlled Affiliate of any member of the Chagnon Family or
(v) any trust principally for the benefit of one or more members of the Chagnon Family (whether or not any member of the Chagnon Family is a trustee of such trust ) or (vi) any charitable foundation a majority of whose members, trustees or directors, as the case may be, are persons referred to in (iii) above. For purposes of this definition, "lineal descendant" shall include at any time any person that is treated as being adopted or is in the process of being adopted by any member of the Chagnon Family at such time.

              "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effect):

              Indebtedness under the Securities and this Indenture;

              Indebtedness of the Company and/or any Restricted Subsidiary (other than under the Existing Senior Credit Facility) outstanding on the Issue Date, including the Existing Notes;

              Indebtedness, including under any Senior Bank Facility or Vendor Credit Facility, of the Company and/or any Restricted Subsidiary to the extent that the proceeds of such Indebtedness are used to finance Cable/Telecommunications Buildout Costs of the Company or any of the Restricted Subsidiaries; provided that, to the extent that any such incurrence of Indebtedness is not pursuant to a Vendor Credit Facility, the aggregate principal amount of such incurred Indebtedness shall not exceed 80% of the Cable/Telecommunications Buildout Costs being financed with the proceeds thereof;

              Indebtedness of the Company such that, after giving effect to the incurrence thereof, the total aggregate principal amount of Indebtedness incurred under this clause (d) and any Refinancing thereof (whether initial or successive) incurred pursuant to and otherwise incurred in compliance with the Indenture would not exceed 200% of Total Incremental Invested Equity;

              Indebtedness of the Company and/or any Restricted Subsidiary under any Senior Bank Facility in an aggregate principal amount not to exceed $150.0 million at any time outstanding;

              (i) Indebtedness of any Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary and (ii) Indebtedness of the Company owed to and held by any Restricted Subsidiary; provided that an incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition (excluding assignments as security to financial institutions) of any Indebtedness of the Company or a Restricted Subsidiary referred to in this clause (f) to a person (other than the Company or a Restricted Subsidiary) or (y) any sale or other disposition of Capital Stock of a Restricted Subsidiary, or Designation of a Restricted Subsidiary, which holds Indebtedness of the Company or any Restricted Subsidiary such that such Restricted Subsidiary, in any such case, ceases to be a Restricted Subsidiary;

              Interest Rate Obligations of the Company and/or any Restricted Subsidiary relating to (i) Indebtedness of the Company and/or such Restricted Subsidiary, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under Section 10.12), and/or (ii) Indebtedness (which Indebtedness would bear interest at fluctuating interest rates) for which a lender has provided a commitment (subject to customary conditions) in an amount reasonably anticipated to be incurred by the Company and/or a Restricted Subsidiary in the following 12 months after such Interest Rate Obligation has been incurred, but only to the extent, in the case of either subclause (i) or (ii), that the notional principal amount of such Interest Rate Obligations does not exceed the principal amount of the Indebtedness (and/or Indebtedness subject to commitments) to which such Interest Rate Obligations relate;

              Indebtedness of the Company and/or any Restricted Subsidiary in respect of performance bonds of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary incurred in the ordinary course of business in connection with the construction, implementation or operation of a Cable/Telecommunications Business;

              Indebtedness of the Company and/or any Restricted Subsidiary to the extent it represents a replacement, renewal, refinancing or extension (a "Refinancing") of outstanding Indebtedness of the Company and/or of any Restricted Subsidiary incurred or outstanding pursuant to clause (a), (b), (c) or (d) of this definition or the proviso of Section 10.12; provided that (1) Indebtedness of the Company may not be Refinanced to such extent under this clause (i) with Indebtedness of any Restricted Subsidiary and (2) any such Refinancing shall only be permitted under this clause (i) to the extent that (x) it does not result in a lower Average Life to Stated Maturity of such Indebtedness as compared with the Indebtedness being Refinanced and (y) it does not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being Refinanced plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such Refinancing and such reasonable fees and expenses incurred in connection therewith;

              Indebtedness of the Company under Deeply Subordinated Shareholder Loans to the extent incurred prior to the Termination Date; and

              in addition to the items referred to in clauses (a) through (j) above, Indebtedness of the Company and any Acquired Indebtedness of any Restricted Subsidiary having an aggregate principal amount not to exceed $50.0 million at any time outstanding.

              "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) loans and advances to employees made in the ordinary course of business; (d) Interest Rate Obligations; (e) bonds, notes, debentures or other securities received as a result of Asset Sales pursuant to and in compliance with Section 10.16; (f) Investments made in the ordinary course of business as partial payment for constructing a network relating principally to a Cable/Telecommunications Business; (g) Investments in License Co. contemplated by the License Co. Documents; and (h) Investments in companies owning or managing multiple dwelling units (or an Affiliate thereof) with which the Company or any Restricted Subsidiary have right of entry agreements ("Rights of Entry") in the ordinary course of business in lieu of (in whole or in part) other customary financial inducements to property owners.

              "Permitted Liens" means (a) Liens on property of a person existing at the time such person is merged into or consolidated with the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation; (b) Liens imposed by law, such as Carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (e) easements, rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that, in the aggregate, are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company or the Restricted Subsidiaries; (f) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (g) Liens securing any Senior Bank Facility or Vendor Credit Facility to the extent it would constitute "Permitted Indebtedness"; (h) Liens to secure any Refinancing of any Indebtedness secured by Liens referred to in clauses (a), (c) or (j) of this definition, but only to the extent that such Liens do not extend to any other property or assets and the principal amount of the Indebtedness secured by such Liens is not increased; (i) Liens to secure the Securities and the Existing Notes; (j) Liens on real property incurred in connection with the financing of the purchase of such real property (or incurred within 60 days of purchase) by the Company or any Restricted Subsidiary; and (k) Liens on the proceeds of Indebtedness to secure the payment of principal and interest of such Indebtedness and the Existing Notes.

              "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

              "Physical Security" shall have the meaning specified in Section
3.03 hereof.

              "Predecessor Security" means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 hereof in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

              "Preferred Stock" means, with respect to any person, any and all shares, interests, participation or other equivalents (however designated) of such person's preferred or preference stock whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such person.

              "Private Placement Legend" shall mean the first paragraph of the legend initially set forth in the Securities in the form set forth on Exhibit A-1.

              "Publicly Traded Stock" means any Common Stock of an issuer that is listed and traded on either the New York Stock Exchange or the American Stock Exchange or the Nasdaq National Market System.

              "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

              "Redemption Date" means, with respect to any Security to be redeemed, any date fixed for such redemption by or pursuant to this Indenture and the terms of the Securities.

              "Redemption Price" means, with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture and the terms of the Securities.

              "Refinancing" shall have the meaning set forth in clause (i) of the definition of "Permitted Indebtedness."

              "Registered Exchange Offer" means the registration by the Company under the Securities Act of all Series B Securities pursuant to a registration statement under which the Company offers each Holder of Series A Securities the opportunity to exchange all Series A Securities held by such Holder for Series B Securities in an aggregate principal amount equal to the aggregate principal amount of Series A Securities held by such Holder, all in accordance with the terms and conditions of the Registration Agreement.

              "Registration Agreement" means the Registration Agreement dated as of July 7, 1998 by and between the Company and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

              "Regular Record Date" means the Regular Record Date specified in the Securities.

              "Regulation S" means Regulation S under the Securities Act.

              "Responsible Officer" means, with respect to the Trustee, any officer with the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

              "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) of the Company); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company (other than any such Capital Stock owned by the Company or a Restricted Subsidiary); (iii) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Restricted Subsidiary);
(iv) the making of any payment (whether of principal or interest (other than the payment of interest in the form of additional Deeply Subordinated Shareholder Loans)) in respect of the Deeply Subordinated Shareholder Loans; or
(v) the making of any Investment (other than a Permitted Investment) in any person (other than an Investment by a Restricted Subsidiary in the Company or an Investment by the Company or a Restricted Subsidiary in either (x) a Restricted Subsidiary engaged principally in a Cable/Telecommunications Business or (y) a person engaged principally in a

Cable/Telecommunications Business that becomes a Restricted Subsidiary as a result of such Investment).

              "Restricted Security" shall have the meaning specified in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether a Security is a Restricted Security.

              "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 10.22 hereof. Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of Section 10.22 hereof.

              "Restricted Subsidiary Indebtedness" means Indebtedness of any Restricted Subsidiary (i) which is not subordinated to any other Indebtedness of such Restricted Subsidiary and (ii) in respect of which the Company is not also obligated (by means of a guarantee or otherwise) other than, in the case of this clause (ii), Indebtedness under any Senior Bank Facility or Vendor Credit Facility to the extent constituting "Permitted Indebtedness."

              "Revocation" shall have the meaning specified in Section 10.22 hereof.

              "Rule 144A" means Rule 144A under the Securities Act.

              "S&P" means Standard & Poor's Corporation.

              "Securities" shall have the meaning specified in the recitals of this Indenture.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Securities Register" shall have the meaning specified in Section
3.05 hereof.

              "Security Registrar" or "Registrar" shall have the meaning specified in Section 3.02 hereof.

              "Senior Bank Facility" means any senior commercial term loan and/or revolving credit facility (including any letter of credit subfacility) entered into principally with commercial banks and/or other financial institutions typically party to commercial loan agreements.

              "Series A Securities" has the meaning specified in the first recital of this Indenture.

              "Series B Securities" has the meaning specified in the first recital of this Indenture.

              "Special Record Date" means, with respect to the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.07 hereof.

              "Stated Maturity" means, with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

              "Strategic Equity Investor" means (i) any company (other than GVL and its affiliates) which is engaged principally in a Cable/Telecommunications Business and which has a rating from Moody's of Baa3 (or the equivalent thereof) or higher or from S&P of BBB- (or the equivalent thereof) or higher or
(ii) any controlled Affiliate of any company referred to in the preceding clause (i).

              "Subordinated Indebtedness" means any Indebtedness of the Company or any Guarantor which is expressly subordinated in right of payment to any other Indebtedness of the Company or any Guarantor.

              "Subsidiary" means, with respect to any person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such person, or (ii) any other person of which at least a majority of voting interest is at the time, directly or indirectly, owned by such person.

              "Termination Date" means the earlier to occur of (i) July 31, 1999 and (ii) an Equity Offering.

              "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and the Restricted Subsidiaries outstanding as of the date of determination; provided that Total Consolidated Indebtedness shall exclude any Deeply Subordinated Shareholder Loans to the extent incurred prior to the Termination Date.

              "Total Incremental Invested Equity" means, at any date of determination, the sum of, without duplication, (a) the aggregate cash proceeds or Fair Market Value of non-cash consideration received by the Issuer either
(x) as cash capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) on or after the Issue Date for cash or to effect an Asset Acquisition, plus (b) the aggregate net proceeds received by the Company from the issuance (other than to a Restricted Subsidiary) on or after the Issue Date of its Capital Stock (other than Disqualified Stock) upon the conversion of, or in exchange for, indebtedness of the Company, minus (c) the aggregate amount of all Restricted Payments made on or after the Issue Date and all Designation Amounts arising after the Issue Date, but only to the extent the amount set forth in this clause (c) would exceed the amount determined under subclause (A) of clause
(iii) of Section 10.14(a), plus (d) in the case of the disposition or repayment of any Investment which has been deducted pursuant to clause (c) of this definition, an amount equal to the return of capital with respect to such Investment and the cost of such Investment, plus (e) in the case of any Revocation with respect to any Subsidiary that was made the subject of a Designation after the Issue Date and as to which a Designation Amount has been deducted pursuant to clause (c) of this definition, an amount equal to the lesser of such Designation Amount or the Fair Market Value of the Investment of the Issuer and the Restricted Subsidiaries in such Subsidiary at the time of Revocation.

              "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

              "Trustee" means the person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

              "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 10.22 hereof. Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of Section 10.22 hereof.

              "Vendor Credit Facility" means, collectively, any credit facility entered into with any vendor or supplier (or any financial institution acting on behalf of or for the purpose of directly financing purchases from such vendor or supplier) to the extent the Indebtedness thereunder is incurred for the purpose of financing the cost (including the cost of design, development, site acquisition, construction, integration, installation, management, manufacture or acquisition) of personal property (tangible or intangible) used, or to be used, in a Cable/Telecommunications Business.

              "VPC" means VPC Corporation.

              "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any persons (irrespective of whether or not, at the time, stock of any other class or classes will have, or might have, voting power by reason of the happening of any contingency).

              Section 1.02.  Other Definitions.



                                                            Defined in
               Term                                           Section
               ----                                         ----------
               "Act"                                              1.05
               "Asset Sale Offer"                                10.16
               "Asset Sale Offer Price"                          10.16
               "Asset Sale Purchase Date"                        10.16
               "Change of Control Date"                          10.11
               "Change of Control Offer"                         10.11
               "Change of Control Purchase Date"                 10.11
               "covenant defeasance"                              4.03
               "Defaulted Interest"                               3.07
               "defeasance"                                       4.02
               "Defeased Securities"                              4.01
               "Excess Proceeds"                                 10.16
               "Guarantor"                                       10.19
               "incur"                                           10.12
               "insolvent person"                                 4.04
               "Offer Excess Proceeds"                           10.16
               "Replacement Assets"                              10.16
               "Surviving Entity"                                 8.01

              Section 1.03.  Rules of Construction.

              For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

              (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

              (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

              (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

              (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

              (e) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America; and

              (f) the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation."

              Section 1.04.  Form of Documents Delivered to Trustee.

              In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

              Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

              Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated, with proper identification of each matter covered therein, and form one instrument.

              Section 1.05.  Acts of Holders.

              (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution (as provided below in subsection (b) of this Section 1.05) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section
6.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

              (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient, including the execution of such instrument or writing without more.

              (c) The ownership of Securities shall be proved by the Security Register.

              (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

              Section 1.06.  Notices, etc., to the Trustee and the Company.

              Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

              (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing and mailed, first-class postage prepaid, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department or at any other address previously furnished in writing to the Holders and the Company by the Trustee and shall be effective upon actual receipt at such address; or

              (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, delivered in person or sent by facsimile transmission to the Company addressed to it at OpTel, Inc., 1111 W. Mockingbird Lane, Dallas, Texas 75247, Attention: Chief Executive Officer, or at any other address previously furnished in writing to the Trustee by the Company.

              Section 1.07.  Notice to Holders; Waiver.

              Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

              In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

              Section 1.08.  Conflict with Trust Indenture Act.

              If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

              If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

              Section 1.09.  Effect of Headings and Table of Contents.

              The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

              Section 1.10. Successors and Assigns.

              All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.

              Section 1.11. Separability Clause.

              In case any provision in this Indenture or in the Securities issued pursuant hereto shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              Section 1.12. Benefits of Indenture.

              Nothing in this Indenture or in the Securities issued pursuant hereto, express or implied, shall give to any person (other than the parties hereto and their predecessors and successors hereunder, any Paying Agent, any Registrar and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

              SECTION 1.13. GOVERNING LAW.

              THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

              Section 1.14. No Recourse Against Others.

              A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

              Section 1.15. Independence of Covenants.

              All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

              Section 1.16. Exhibits.

              All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

              Section 1.17. Counterparts.

              This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

              Section 1.18. Duplicate Originals.

              The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                                   ARTICLE II

                                 SECURITY FORMS

              Section 2.01.  Form and Dating.

              The Securities and the Trustee's certificate of authentication with respect thereto shall be in substantially the forms set forth, or referenced, in Exhibit A-1 and Exhibit A-2, respectively, annexed hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of the Depository, any clearing agency or any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

              The definitive Securities shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

              Each Security shall be dated the date of its issuance and shall show the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are expressly made, a part of this Indenture.

                                  ARTICLE III



                                 THE SECURITIES

              Section 3.01.  Title and Terms.

              The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $200,000,000 in aggregate principal amount of Series A Securities and Series B Securities, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.03, 3.04, 3.05, 3.06, 9.06, 10.11, 10.16 or
11.08.

              The Series A Securities shall be known and designated as the "11-1/2% Senior Notes Due 2008" of the Company. The Series B Securities shall be known and designated as the "11-1/2% Senior Notes Due 2008, Series B" of the Company. The final Stated Maturity of the Series A Securities and the Series B Securities shall be July 1, 2008, and the Series A Securities and Series B Securities shall each bear interest at the rate of 11-1/2% per annum from the Issue Date or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable on January 1, 1999 and semi-annually thereafter on July 1 and January 1, in each year, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

              Series B Securities may be issued only in exchange for a like principal amount of Series A Securities pursuant to a Registered Exchange Offer.

              The Securities shall be redeemable as provided in Article Eleven and paragraph 3 of the Series A Securities and paragraph 2 of the Series B Securities.

              At the election of the Company, the entire Indebtedness on the Securities or certain of the Company's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

              Section 3.02.  Registrar and Paying Agent.

              The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Securities may be presented for registration of transfer or for exchange (the "Security Registrar" or "Registrar"), an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Securities may be presented for payment (the "Paying Agent" or "Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange.
The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" or "Agent" includes any additional paying agent. The Company may act as its own Paying Agent, except for the purposes of payments on account of principal on the Securities pursuant to Sections 10.11 and 10.16 hereof.

              The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 6.07 hereof.

              The Company initially appoints the Trustee as the Registrar and Paying Agent and agent for service of notices and demands in connection with the Securities.

              Section 3.03.  Execution and Authentication.

              Two Officers shall execute the Securities on behalf of the Company by either manual or facsimile signature.

              Securities bearing the manual or facsimile signature of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices on the date of such Securities.

              At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

              A Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until the Trustee manually signs the certificate of authentication on the Security. The Trustee's signature on such certificate shall be conclusive evidence that the Security has been authenticated under this Indenture.

              The Trustee shall authenticate Series A Securities for original issue in an aggregate principal amount not to exceed $200,000,000, upon receipt of a Company Order. In addition, on or prior to the date of the Registered Exchange Offer, the Trustee or an authenticating agent shall authenticate Exchange Securities which will be in the form of Exhibit A-2 (including any Securities held by the Initial Purchasers and registered according to the Registration Agreement, which will be in the form of Exhibit A-2 but which shall have the restrictive legend contained in Exhibit A-1) to be issued at the time of the Registered Exchange Offer in the aggregate principal amount of up to $200,000,000 upon receipt of a Company Order of the Company. In each case, the Company Order shall specify the amount of Securities to be authenticated, the names of the persons in which such Securities shall be registered and the date on which such Securities are to be authenticated and direct the Trustee to authenticate such Securities together with an Officer's Certificate certifying that all conditions precedent to the issuance of such Securities contained herein have been complied with. The aggregate principal amount at maturity of Securities Outstanding at any time may not exceed $200,000,000, except as provided in Section 3.04 hereof.

              The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same authenticating rights and duties as the Trustee in any dealings hereunder with the Company or with any Affiliate of the Company.

              The certificates representing the Securities will be issued in fully registered form, without coupons and only in denominations of $1,000 and any integral multiple thereof. Except as described below, the Series A Securities will be deposited with, or on behalf of, the Depository, and registered in the name of Cede & Co. as the Depository's nominee in the form of a global note certificate substantially in the form of Exhibit A-1 (the "Global Security") or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between the Depository and the Trustee.

              Series A Securities purchased by or transferred to (i) Institutional Accredited Investors who are not Qualified Institutional Buyers,
(ii) except as described below, persons outside the United States pursuant to sales in accordance with Regulation S under the Securities Act or (iii) any other persons who are not Qualified Institutional Buyers (collectively, "Non-Global Purchasers") will be issued in registered form without coupons substantially in the form of Exhibit A-1 (the "U.S. Physical Securities"). Upon the transfer to a Qualified Institutional Buyer of U.S. Physical Securities initially issued to a Non-Global Purchaser, such U.S. Physical Security will be exchanged for an interest in the Global Security or in the Securities in the custody of the Trustee representing the principal amount of Securities being transferred.

              Series A Securities purchased by persons outside the United States pursuant to sales in accordance with Regulation S under the Securities Act will be represented upon issuance by a temporary global note certificate substantially in the form of Exhibit A-1 (the "Offshore Physical Securities" and, together with the U.S. Physical Securities, the "Physical Securities") which will not be exchangeable for U.S. Physical Securities until the expiration of the "40-day restricted period" within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act. The Offshore Physical Securities will be registered in the name of, and be held by, an offshore physical security holder (the "Offshore Physical Security Holder") until the expiration of such 40-day period, at which time the Offshore Physical Securities will be delivered to the Trustee in exchange for Securities registered in the names requested by the Offshore Physical Security Holder. In addition, until the expiration of such 40-day period, transfers of interests in the Offshore Physical Securities can only be effected through the Offshore Physical Security Holder in accordance with the requirements of Section 3.15 hereof.

              Section 3.04.  Temporary Securities.

              Until definitive Securities are prepared and ready for delivery, the Company may execute and upon a Company Order the Trustee shall authenticate and deliver temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities, in any authorized denominations, but may have variations that the Company reasonably considers appropriate for temporary Securities as conclusively evidenced by the Company's execution of such temporary Securities.

              If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay but in no event later than the date that the Registered Exchange Offer is consummated. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall in accordance with a Company Order authenticate and deliver in exchange therefor a like principal amount of definitive Securities of like tenor and of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

              Section 3.05.  Transfer and Exchange.

              The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being sometimes referred to herein as the "Securities Register") in which, subject to such reasonable regulations as the Securities Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee is hereby initially appointed Security Registrar for the purpose of registering Securities and transfers of Securities as herein provided.

              When Securities are presented to the Registrar or a co-Registrar with a request from the Holder of such Securities to register the transfer or exchange for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer or exchange in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. Whenever any Securities are so presented for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. No service charge shall be made to the Securityholder for any registration of transfer or exchange. The Company may require from the Securityholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 3.09, 10.11, 10.16 or 9.06 hereof (in which events the Company will be responsible for the payment of all such taxes which arise solely as a result of the transfer or exchange and do not depend on the tax status of the Holder). The Trustee shall not be required to exchange or register the transfer of any Security for a period of 15 days immediately preceding the first mailing of notice of redemption of Securities to be redeemed or of any Security selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not to be redeemed.

              All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

              Section 3.06.  Mutilated, Destroyed, Lost and Stolen Securities.

              If a mutilated Security is surrendered to the Trustee or if the Holder of a Security of any series claims that the Security has been lost, destroyed or wrongfully taken, the Company shall execute and upon a Company Order, the Trustee shall authenticate and deliver a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding, if the Holder of such Security furnishes to the Company and to the Trustee evidence acceptable to them of the ownership and the destruction, loss or theft of such Security and an indemnity bond shall be posted, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if such Security is replaced. The Company may charge such Holder for the Company's expenses in replacing such Security (including expenses of the Trustee charged to the Company) and the Trustee may charge the Company for the Trustee's expenses in replacing such Security.

              Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

              The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

              Section 3.07.  Payment of Interest; Interest Rights Preserved.

              Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

              Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or (b) below:

              (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection (a) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

              (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection (b), such payment shall be deemed practicable by the Trustee.

              Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

              Section 3.08.  Persons Deemed Owners.

              Prior to and at the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name any Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

              Section 3.09.  Cancellation.

              All Securities surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer or exchange, redemption or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by the Company in writing to the Trustee or in accordance with the Trustee's customary practice. The Trustee shall provide the Company a list of all Securities that have been cancelled from time to time as requested by the Company.

              Section 3.10. Computation of Interest.

              Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

              Section 3.11. Legal Holidays.

              In any case where any Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or at the Stated Maturity, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity, as the case may be, to the next succeeding Business Day.

              Section 3.12. CUSIP Number.

              The Company in issuing the Securities may use a "CUSIP" number (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number of either series of Securities.

              Section 3.13. Paying Agent to Hold Money in Trust.

              Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default, upon a Company Order to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

              Section 3.14. Book-Entry Provisions for Global Securities.

              (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

              Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

              (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 3.15. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

              (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and principal amount of authorized denominations.

              (d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount at maturity of Physical Securities of like tenor of authorized denominations.

              (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to subparagraphs (b) or (c) of this Section 3.14 shall, except as otherwise provided by paragraphs (a)(l)(x) and (c) of Section 3.15, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Exhibit A-1.

              (f) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

              Section 3.15. Special Transfer Provisions.

              (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any non-U.S. person:

              (1) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is not prior to the date which is two years (or such shorter period as may be prescribed by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the original Issue Date of such Security (or of any Predecessor Security) or the last day on which the Company or any Affiliate of the Company was the owner of such Security or any Predecessor Security or (y) (1) in the case of a transfer to a person purporting to be an Institutional Accredited Investor which is not a QIB (excluding non-U.S. persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a person purporting to be a non-U.S. person, the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

              (2) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Security, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (1) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures;

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of Outstanding Physical Securities) a decrease in the principal amount of a Global Security in an amount equal to the principal amount of the beneficial interest in a Global Security to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and principal amount of authorized denominations.

              (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a person purporting to be a QIB (excluding transfers to non-U.S. persons):

              (1) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the transfer has been made in compliance with the exemption from registration under the Securities Act provided under Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that such transferee represents and warrants that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

              (2) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on the Security Register the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

              (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless
(i)(x) the circumstances contemplated by paragraph (a)(l)(x) of this Section
3.15 exist or (y) such Security has been sold or exchanged pursuant to an effective registration statement under the Securities Act and (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

              (d) Other Transfers. If a Holder proposes to transfer a Security constituting a Restricted Security pursuant to any exemption from the registration requirements of the Securities Act other than as provided for by
Section 3.15(a) and (b), the Registrar shall only register such transfer or exchange if such transferor delivers an Opinion of Counsel satisfactory to the Company and the Registrar that such transfer is in compliance with the Securities Act and the terms of this Indenture; provided that the Company may, based upon the opinion of its counsel, instruct the Registrar by a Company Order not to register such transfer in any case where the proposed transferee is not a QIB, non-U.S. person or Institutional Accredited Investor.

              (e) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

              The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.14 or this Section
3.15 for a period of two years at which time such letters, notices and other written communications shall be delivered to the Company. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

                                   ARTICLE IV

                       DEFEASANCE OR COVENANT DEFEASANCE

              Section 4.01. Company's Option to Effect Defeasance or Covenant Defeasance.

              The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 4.02 or Section
4.03 be applied to all of the Outstanding Securities (the "Defeased Securities"), upon compliance with the conditions set forth below in this Article Four.

              Section 4.02.  Defeasance and Discharge.

              Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.02, the Company shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, and, upon Company Request, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 4.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Defeased Securities under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee, the Paying Agent and the Registrar hereunder, including, without limitation, the Trustee's rights under Section 6.07, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section 4.03 with respect to the Securities.

              Section 4.03.  Covenant Defeasance.

              Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.03, the Company shall be released from its obligations under any covenant or provision contained in Sections 10.06 through
10.22 (except Sections 10.09, the last sentence of 10.10, 10.13(b) and 10.18) and the provisions of Articles Eight and Eleven shall not apply, with respect to the Defeased Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c) or (d), but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

              Section 4.04.  Conditions to Defeasance or Covenant Defeasance.

              The following shall be the conditions to application of either
Section 4.02 or Section 4.03 to the Defeased Securities:

              (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) money in an amount, or (b) U.S. Government Securities which through the scheduled payment of principal, premium, if any, and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in any such case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the Defeased Securities upon redemption or at the Stated Maturity of such principal or installment of principal, premium, if any, or interest; provided, however, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Securities to said payments with respect to the Securities;

              (2) No Default shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.01(h), (i) or (j) are concerned, at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

              (3) Neither the Company nor any Subsidiary of the Company is an "insolvent person" within the meaning of any applicable Bankruptcy Law on the date of such deposit or at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

              (4) Such defeasance or covenant defeasance shall not cause the Trustee for the Securities to have a conflicting interest in violation of Section 6.08 and for purposes of the Trust Indenture Act with respect to any securities of the Company;

              (5) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

              (6) In the case of an election under Section 4.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
       (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

              (7) In the case of an election under Section 4.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

              (8) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, immediately following the ninety-first day after the deposit, the trust funds established pursuant to this Article will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally (for the limited purpose of the Opinion of Counsel referred to in this clause (8), such Opinion of Counsel may contain an assumption that the conclusions contained in a customary solvency letter by a nationally recognized appraisal firm, dated as of the date of the deposit and taking into account such deposit, are accurate as of such date, provided, however, that such solvency letter is also delivered to the Trustee);

              (9) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 4.02 or 4.03 was not made by the Company with the intent of preferring the Holders over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

              (10) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent (other than conditions requiring the passage of time) provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03 (as the case may be) have been complied with as contemplated by this Section 4.04 and (ii) if any other Indebtedness of the Company shall then be outstanding or committed, such defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

              Opinions required to be delivered under this Section may have such qualifications as are customary for opinions of the type required and acceptable to the Trustee.

              Section 4.05. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

              Subject to the proviso of the last paragraph of Section 10.03, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.05, the "Trustee") pursuant to

Section 4.04 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

              The Company shall pay and indemnify the Trustee and hold it harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Securities deposited pursuant to Section 4.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Securities.

              Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Securities held by it as provided in
Section 4.04 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

              Section 4.06.  Reinstatement.

              If the Trustee or Paying Agent is unable to apply any money or U.S. Government Securities in accordance with Section 4.02 or 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
Section 4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Securities in accordance with Section 4.02 or 4.03, as the case may be; provided, however, that if the Company makes any payment of principal, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money and U.S. Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE V

                                    REMEDIES

              Section 5.01.  Events of Default.

              "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

              (a) default in the payment of an installment of interest on any of the Securities, when due and payable, and continuance of such default for a period of 30 days or more (provided such 30 day grace period shall be inapplicable to the first two Interest Payment Dates); or

              (b) default in the payment of the principal of or premium, if any, when due and payable, on any of the Securities (at its Stated Maturity, upon optional redemption, required purchase, scheduled principal payment or otherwise); or

              (c) the Company fails to comply with any of its obligations described under Article Eight or Sections 10.11 or 10.16 hereof; or

              (d) the Company fails to perform or observe any other term, covenant or agreement contained in the Securities, this Indenture or the Escrow Agreement (other than a default specified in (a), (b) or (c) above) for a period of 30 days after written notice of such failure requiring the Company to remedy the same and stating that such notice is a "Notice of Default" hereunder shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding; or

              (e) failure to perform any term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of $5,000,000 or more under which the Company or a Material Restricted Subsidiary is obligated, and either (a) such Indebtedness is already due and payable in full or (b) such failure results in the acceleration of the maturity of such Indebtedness; provided that, in the case of a termination or expiration of an Interest Rate Obligation requiring that the monetary liability thereunder be paid, no Event of Default shall occur if such payment is made within 30 days after such payment is due; or

              (f) any holder of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company or any Material Restricted Subsidiary shall commence judicial proceedings or take any other action to foreclose upon or dispose of assets of the Company or any Material Restricted Subsidiary having an aggregate Fair Market Value, individually or in the aggregate, of $5,000,000 or more or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; provided that, in any such case, the Company or any

       Material Restricted Subsidiary shall not have obtained, prior to any such foreclosure or disposition of assets, a stay of all such actions that remains in effect; or

              (g) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money of $5,000,000 or more, either individually or in the aggregate, shall have been entered against the Company or any Material Restricted Subsidiary or any of their respective properties and shall not have been discharged and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment, order or decree, by reason of pending appeal or otherwise, shall not be in effect; or

              (h) the Company, any Material Restricted Subsidiary or License Co. pursuant to or under or within the meaning of any Bankruptcy Law:

                     (i)    commences a voluntary case or proceeding;

                     (ii) consents to the making of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it;

                     (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

                     (iv) makes a general assignment for the benefit of its creditors;

                     (v) files an answer or consent seeking reorganization or relief;

                     (vi) shall admit in writing its inability to pay its debts generally; or

                     (vii)  consents to the filing of a petition in bankruptcy;
              or

              (i) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company, any Material Restricted Subsidiary or License Co., and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days; or

              (j) a Custodian shall be appointed out of court with respect to the Company, any Material Restricted Subsidiary or License Co. or with respect to all or any substantial part of the assets or properties of the Company, any Material Restricted Subsidiary or License Co.; or

              (k) the Company or License Co. is subject, voluntarily or involuntarily, to dissolution proceedings, provided that the voluntary or involuntary dissolution of License

       Co. after the acquisition by the Company or one of its Restricted Subsidiaries of the assets of License Co. pursuant to the terms of the License Co. Documents shall not be an Event of Default; or

              (l) failure by License Co. or its shareholders to perform any material term, covenant, condition or provision of the License Co. Documents; or

              (m) the Company shall have failed on the Issue Date to enter into the Escrow Agreement or pursuant thereto fail to place the Initial Escrow Amount (as defined in the Escrow Agreement) in the Escrow Account held by the Escrow Agent for the benefit of the Holders of the Securities and the Trustee and the Existing Notes and the Existing Notes Trustee, or the Company shall assert or acknowledge in writing that the Escrow Agreement is invalid or unenforceable.

              Section 5.02.  Acceleration of Maturity; Rescission and Annulment.

              If an Event of Default (other than an Event of Default specified in Section 5.01(h), (i), (j) or (k) with respect to the Company) occurs and is continuing then and in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding shall, declare all principal of all the Securities to be due and payable immediately in an amount equal to the principal amount of the Securities, premium, if any, thereon plus accrued and unpaid interest, if any, to the date the Securities become due and payable by a notice in writing to the Company (and to the Trustee, if given by the Holders) and upon any such declaration such principal, premium, if any, and interest, shall become immediately due and payable. If an Event of Default specified in Section 5.01(h), (i), (j) or (k) with respect to the Company occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

              At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Securities then Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration of acceleration and its consequences if:

              (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                     (i) all amounts due the Trustee under Section 6.07, including the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel,

                     (ii)   all overdue interest on all Securities,

                     (iii) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate then borne by the Securities, and

                     (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate then borne by the Securities; and

              (b) all existing Events of Default, other than the non-payment of principal of, premium, if any, and any accrued and unpaid interest on, the Securities which have become due solely as a result of such declaration of acceleration, have been cured or waived as provided in
       Section 5.13 and if the rescission of the acceleration would not conflict with any judgment or decree.

              No such rescission shall affect any subsequent Default or impair any right consequent thereon.

              Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Securities because an Event of Default specified in Section 5.01(e) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or paid or the requisite Holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 60 days after such declaration of acceleration in respect of the Securities and no other Event of Default has occurred which has not been cured or waived during such 60-day period.

              Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

              The Company covenants that if:

              (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days or more (provided such 30 day grace period shall be inapplicable to the first two Interest Payment Dates), or

              (b) default is made in the payment of the principal of or premium, if any, on any Security when due and payable, including, when applicable, purchases made pursuant to Section 10.11 and 10.16 hereof, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium, if any, and interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel.

              If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this paragraph to, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or final decree, and may, but is not obligated under this paragraph to, enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

              If an Event of Default occurs and is continuing, the Trustee may in its discretion, but is not obligated under this paragraph to, (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted herein, or (ii) proceed to protect and enforce any other proper remedy. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

              Section 5.04.  Trustee May File Proofs of Claims.

              In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities, or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

              (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

              (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof.

              Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

              Section 5.05. Trustee May Enforce Claims Without Possession of Securities.

              All rights of action and claims under this Indenture, the Escrow Agreement or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

              Section 5.06.  Application of Money Collected.

              Any money collected by the Trustee pursuant to this Article, including such amounts held pursuant to the Escrow Agreement, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

              First: to the Trustee and any predecessor thereof for amounts due under Section 6.07;

              Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

              Third: to Holders for principal and premium, if any, amounts owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and premium, if any; and

              Fourth:  the balance, if any, to the Company.

              The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 5.06.

              Section 5.7.  Limitation on Suits.

              No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

              (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

              (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

              (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

              (d) the Trustee within 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

              (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Security, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

              Section 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest.

              Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive cash payment of the principal of, premium, if any, and (subject to Section 3.07 hereof) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the respective Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

              Section 5.09.  Restoration of Rights and Remedies.

              If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Security and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

              Section 5.10.  Rights and Remedies Cumulative.

              Except as provided in Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

              Section 5.11. Delay or Omission Not Waiver.

              No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

              Section 5.12. Control by Majority.

              The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that:

              (a) such direction shall not be in conflict with any rule of law or with this Indenture or the Escrow Agreement or any Security or expose the Trustee to personal liability; and

              (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

              Section 5.13. Waiver of Past Defaults.

              The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default

              (a) in the payment of the principal of, premium, if any, or interest on any Outstanding Security or

              (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

              Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

              Section 5.14. Undertaking for Costs.

              All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the

Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the respective Redemption Dates).

              Section 5.15. Waiver of Stay, Extension or Usury Laws.

              The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

              Section 5.16. Unconditional Right of Holders to Institute Certain
                            Suits.

              Notwithstanding any other provision in this Indenture or the Escrow Agreement and any other provision of any Security, the right of any Holder of any Security to receive payment of the principal of, premium, if any, and interest on such Security on or after the respective Stated Maturities (or the respective Redemption Dates, in the case of redemption) expressed in such Security, or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                                   ARTICLE VI

                                  THE TRUSTEE

              Section 6.01.  Certain Duties and Responsibilities.

              (a)    Except during the continuance of an Event of Default,

              (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Escrow Agreement, and no implied covenants or obligations shall be read into this Indenture and the Escrow Agreement against the Trustee; and

              (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture or the Escrow Agreement; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture or the Escrow Agreement.

              (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Escrow Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

              (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) no provision of this Indenture or the Escrow Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and (ii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to the Securities in good faith in accordance with the direction of the Holders of a majority of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or the Escrow Agreement.

              (d) Whether or not therein expressly so provided, every provision of this Indenture and the Escrow Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

              Section 6.02.  Notice of Defaults.

              Within 60 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

              Section 6.03.  Certain Rights of Trustee.

              Subject to Section 6.01 hereof and the provisions of Section 315 of the Trust Indenture Act:

              (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution thereof;

              (c) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

              (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Escrow Agreement at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction;

              (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture or Escrow Agreement other than any liabilities arising out of its own negligence;

              (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

              (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

              (h) the permissive right of the Trustee to act hereunder shall not be construed as a duty;

              (i) the Trustee shall not be required to take notice or deemed to have notice of any Event of Default hereunder, except failure by the Company to make any of the payments to the Trustee pursuant to Section 5.01(a) or Section 5.01(b) hereof, unless the Trustee shall be specifically notified in writing of such Event of Default by the Company or by one or more of the Holders;

              (j) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate; and

              (k) except as specifically provided for in the provisions of this Indenture or the Escrow Agreement, the Trustee shall not be deemed to have notice or knowledge of any matter unless a Responsible Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at its Corporate Trust Office and such notice references the Securities generally, the Company or this Indenture.

              Section 6.04. Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.

              The recitals contained herein, in the Securities and in the Escrow Agreement, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities except that the Trustee represents that it is duly authorized to execute and deliver this Indenture and the Escrow Agreement, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1, if any, to be supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

              Section 6.05. Trustee and Agents May Hold Securities; Collections; Etc.

              The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to Section 6.08 hereof and Sections 310 and 311 of the Trust Indenture Act, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

              Section 6.06.  Money Held in Trust.

              All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on or to invest any moneys received by it hereunder.

              Section 6.07. Compensation and Indemnification of Trustee and its Prior Claim.

              The Company covenants and agrees: (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by or on behalf of it in the administration of the trusts and the performance of its duties and obligations hereunder (including the reasonable compensation, fees, and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith; and (c) to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or in respect of the Escrow Agreement or the trusts hereunder and its duties hereunder, including enforcement of this
Section 6.07. The Trustee shall promptly notify the Company of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense with counsel acceptable to and approved by the Trustee (such approval not to be unreasonably withheld) and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse the Trustee for any expense or indemnify against any liability or loss of the Trustee to the extent such expense, liability or loss is attributable to the negligence, bad faith or willful misconduct of the Trustee. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, fees, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture. To secure the obligations of the Company to the Trustee and each predecessor Trustee under this Section
6.07, the Trustee and each predecessor Trustee shall have a prior Lien upon all property and funds held or collected by the Trustee as such, except funds and property paid by the Company and held in trust for the benefit of the Holders of the Securities.

              When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

              Section 6.08.  Conflicting Interests.

              The Trustee shall be subject to and comply with the provisions of
Section 310(b) of the Trust Indenture Act.

              Section 6.09.  Corporate Trustee Required; Eligibility.

              There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and (2) and which shall have, or in the case of a corporation included in a bank holding company system the related bank holding company shall have, a combined capital and surplus of at least $100,000,000, and have a Corporate Trust Office in the Borough of Manhattan in The City of New York, State of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

              Section 6.10. Resignation and Removal; Appointment of Successor
                            Trustee.

              (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
Section 6.11.

              (b) The Trustee, or any trustee or trustees hereinafter appointed, may at any time resign by giving written notice thereof to the Company at least 20 Business Days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 20 Business Days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

              (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

              (d)    If at any time:

              (1)    the Trustee shall fail to comply with the provisions of
       Section 310(b) of the Trust Indenture Act in accordance with Section
       6.08 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

              (2) the Trustee shall cease to be eligible under Section 6.09 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

              (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

              (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution of its Board of Directors, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

              (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

              Section 6.11. Acceptance of Appointment by Successor.

              Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor Trustee, upon payment of amounts due it pursuant to
Section 6.07, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all moneys and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, duties and obligations of the retiring Trustee. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.07.

              No successor Trustee with respect to the Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under this Article.

              Upon acceptance of appointment by any successor Trustee as provided in this Section 6.11, the successor shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

              Section 6.12. Merger, Conversion, Amalgamation, Consolidation or
                            Succession to Business.

              Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, conversion, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be eligible under this Article to serve as Trustee hereunder.

              In case at the time such successor to the Trustee under this
Section 6.12 shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee under this Section 6.12 may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have been authenticated.

                                  ARTICLE VII

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

              Section 7.01. Preservation of Information; Company to Furnish Trustee Names and Addresses of Holders.

              (a) The Trustee shall preserve the names and addresses of the Securityholders and otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders. Neither the Company nor the Trustee shall be under any responsibility with regard to the accuracy of such list.

              (b) The Company will furnish or cause to be furnished to the Trustee

              (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

              (ii) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished pursuant to this Subsection 7.01(b).

              Section 7.02.  Communications of Holders.

              Holders may communicate with other Holders with respect to their rights under this Indenture or under the Securities pursuant to TIA Section 312(b). The Company and the Trustee and any and all other persons benefited by this Indenture shall have the protection afforded by TIA Section 312(c).

              Section 7.03.  Reports by Trustee.

              Within 60 days after May 15 of each year commencing with the first May 15 following the date of this Indenture, the Trustee shall mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such May 15, in accordance with, and to the extent required under TIA Section 313. At the time of its mailing to Holders, a copy of each such report shall be filed by the Trustee with the Company, the Commission and with each stock exchange on which the Securities are listed.
The Company shall notify the Trustee when the Securities are listed on any stock exchange.

              Section 7.04.  Reports by Company.

              (a) The Company shall mail to each Holder of the Securities, and shall file with the Trustee within 15 days after it is required to file the same with the Commission, copies of the annual reports and quarterly reports and of the information, documents and other reports which it may be required to file with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA Section 314(a).

              (b) Whether or not the Company is required to file with the Commission such reports and other information referred to in Section 7.04(a), the Company shall furnish without cost to each Holder of the Securities and the Trustee and (following the effective date of the Registered Exchange Offer or Shelf Registration Statement (as defined in the Registration Agreement), as applicable) file with the Commission (i) within 135 days after the end of each Fiscal Year of the Company, the information required by Form 10-K (or any successor form thereto) under the Securities Act with respect to such period,
(ii) within 60 days after the end of each of the first three fiscal quarters of each Fiscal Year of the Company, the information required by Form 10-Q (or any successor form thereto) under the Securities Act with respect to such period and (iii) within 15 days after it would be required to be filed with the Commission, the information required by Form 8-K (or any successor form thereto).

                                  ARTICLE VIII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

              Section 8.01.  Company May Consolidate, Etc., Only on Certain
                             Terms.

              The Company will not, in a single transaction or through a series of transactions, consolidate or combine with or merge with or into any other person or, directly or indirectly, sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other person or persons, or permit any of the Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, lease, transfer or disposition of all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries, on a consolidated basis, to any person or persons, unless:

              (i) either the Company shall be the continuing person or, if the Company is not the continuing person, the resulting, surviving or transferee person (the "Surviving Entity") shall be a corporation organized and validly existing under the laws of the United States of America or any State or territory thereof, and (2) the Surviving Entity shall expressly assume all the obligations under this Indenture, the Escrow Agreement and the Securities and shall, if required by law to effectuate such assumption, execute a supplemental indenture to effect such assumption which supplemental indenture shall be delivered to the Trustee and shall be in form and substance reasonably satisfactory to the

       Trustee, and in each case, this Indenture and the Escrow Agreement shall remain in full force and effect;

              (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing and the Company or the Surviving Entity (assuming such Surviving Entity's assumption of the Company's obligations under the Securities and this Indenture), as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis, could incur $1.00 of additional Indebtedness under Section 10.12 hereof;

              (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing; and

              (iv) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate stating that such transaction or series of transactions and, if a supplemental indenture is required in connection with such transaction or series of transactions to effectuate such assumption, such supplemental indenture complies with this Indenture and that all conditions precedent provided for in this Indenture relating to such transaction or series of transactions have been satisfied.

              Section 8.02.  Successor Substituted.

              Upon any consolidation, combination or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or a Restricted Subsidiary in accordance with Section 8.01 hereof in which the Company or such Restricted Subsidiary, as the case may be, is not the Surviving Entity, such Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Restricted Subsidiary, as the case may be, under this Indenture, the Escrow Agreement and the Securities with the same effect as if such successor had been named as the Company or such Restricted Subsidiary, as the case may be, herein, in the Escrow Agreement and in the Securities and, thereafter, except in the case of (a) a lease or (b) any sale, assignment, conveyance, transfer, lease or other disposition to a Restricted Subsidiary of the Company, the Company shall be discharged from all obligations and covenants under this Indenture, the Escrow Agreement and the Securities.

              For all purposes of this Indenture and the Securities (including this Article Eight and Sections 10.12, 10.14 and 10.17 hereof) Subsidiaries of any Surviving Entity will, upon such transaction or series of related transactions described in this Article Eight, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to Section 10.22 and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

                                   ARTICLE IX



                      SUPPLEMENTAL INDENTURES AND WAIVERS

              Section 9.01. Supplemental Indentures, Agreements and Waivers Without Consent of Holders.

              Without the consent of any Holders, the Company, when authorized by a Board Resolution of the Board of Directors of the Company, and the Trustee, at any time and from time to time, may amend, waive or enter into one or more indentures supplemental hereto, in form and substance satisfactory to the Trustee, for any of the following purposes:

              (a) to the extent permitted herein, to evidence the succession of another person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities;

              (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company, herein or in the Securities;

              (c) to cure any ambiguity or to correct or supplement any provision herein or in the Securities which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture or the Securities; provided, however, that, in each case, such provisions shall not materially adversely affect the interests or legal rights of any Holder and the Company has delivered to the Trustee an Opinion of Counsel stating that such change, agreement or waiver does not materially adversely affect the interests or legal rights of any Holders;

              (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 9.05 hereof or otherwise;

              (e)    to add a Guarantor pursuant to the requirements of Section
       10.19 hereof;

              (f) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder; or

              (g) to mortgage, pledge, hypothecate or grant a security interest in any property or assets in favor of the Trustee for the benefit of the Holders as security for the payment and performance of this Indenture Obligations;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change, agreement or waiver does not materially adversely affect the interests or legal rights of any Holders.

              Section 9.02. Supplemental Indentures, Agreements and Waivers With Consent of Holders.

              With the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto satisfactory to the Trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities. However, no such supplemental indenture, agreement or instrument, including any waiver pursuant to Section 5.13, shall, without the written consent or waiver of the Holder of each Outstanding Security affected thereby:

              (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, alter the redemption provisions of the Securities or this Indenture, or change the coin or currency in which any Security or any premium or the accrued interest thereon is payable, or impair the right to institute suit for the enforcement of any payment after the Stated Maturity thereof (or, in the case of either a redemption or a purchase pursuant to Sections 10.11 or 10.16 of this Indenture, on or after the applicable Redemption Date or purchase date, as the case may
       be);

              (b) reduce the percentage of the aggregate principal amount of the Outstanding Securities, the consent of whose Holders is required for any amendment or supplemental indenture, or the consent of whose Holders is required for any waiver or consent provided for in this Indenture, the Escrow Agreement or with respect to any Security;

              (c) modify any of the provisions of this Section 9.02 or Sections 5.13 and 5.16, except to increase any such percentage, if applicable thereto, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby;

              (d) consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture or the Securities;

              (e) release any Liens created by the Escrow Agreement except in strict accordance with the terms of the Escrow Agreement;

              (f) following (i) either (x) the mailing of a notice of a Change of Control Offer or (y) the failure to mail such notice prior to the date set forth in the second paragraph of Section 10.11, in either case, following satisfaction of the condition precedent to the mailing of such notice set forth in the first paragraph of Section 10.11, or
       (ii) the occurrence of an Asset Sale, alter the Company's obligation to repurchase Securities in accordance with the provisions of Sections
       10.11 or 10.16, as the case may be, or waive any default in the performance thereof;

              (g) adversely affect the ranking of the Securities in a manner adverse to any Holder;

              (h) release any Guarantee except in compliance with the terms of this Indenture;

              (i) waive a default in payment with respect to the Securities or impair the right to institute suit for the enforcement of any payment on or with respect to the Securities; or

              (j)    amend or modify the provisions of Section 10.08.

              Upon the written request of the Company accompanied by a copy of a Board Resolution of the Board of Directors authorizing the execution of any such supplemental indenture or other agreement, instrument or waiver, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture or other agreement, instrument or waiver.

              It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or other agreement, instrument or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

              Section 9.03. Execution of Supplemental Indentures, Agreements and Waivers.

              In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section
6.01 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate from each obligor under the Securities entering into such supplemental indenture, agreement, instrument or waiver, each stating that the execution of such supplemental indenture, agreement, instrument or waiver (a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company or any Subsidiary of the Company. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement, instrument or waiver which affects the Trustee's own rights, duties or immunities under this Indenture, the Securities or otherwise.

              Section 9.04.  Effect of Supplemental Indentures.

              Upon the execution of any supplemental indenture under this Article Nine, this Indenture and the Securities, if applicable, shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture and the Securities, if applicable, for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

              Section 9.05.  Conformity with Trust Indenture Act.

              Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

              Section 9.06.  Reference in Securities to Supplemental Indentures.

              Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee upon a Company Order in exchange for Outstanding Securities.

              Section 9.07.  Record Date.

              The Company may, but shall not be obligated to, fix, a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and shall promptly notify the Trustee of any such record date. If a record date is fixed those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

              Section 9.08.  Revocation and Effect of Consents.

              Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if a notation of the consent is not made on any Security. However, any such Holder, or subsequent Holder, may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver shall become effective in accordance with its terms and thereafter bind every Holder.

                                   ARTICLE X

                                   COVENANTS

              Section 10.01.  Payment of Principal, Premium and Interest.

              The Company will duly and punctually pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.

              Section 10.02. Maintenance of Office or Agency.

              The Company will maintain in the Borough of Manhattan in The City of New York, State of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee at its Corporate Trust Office will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

              The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York, State of New
York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, State of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

              Section 10.03. Money for Security Payments to Be Held in Trust.

              If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

              If the Company is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on, any Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

              If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

              (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

              (b) give the Trustee notice of any Default by the Company (or any other obligor upon the Securities) in the making of any payment of principal of, premium, if any, or interest on the Securities;

              (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

              (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

              The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

              Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon receipt of a Company Request therefor, or (if then held by the Company) will be discharged from such trust; and the Holder of such Security will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

              Section 10.04. Corporate Existence.

              Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each of the Restricted Subsidiaries; provided, however, that the Company will not be required to preserve any such right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries as a whole and that the loss thereof is not adverse in any material respect to the Holders; provided, further, that the foregoing will not prohibit a sale, transfer or conveyance of a Subsidiary of the Company or any of its assets in compliance with the terms of this Indenture.

              Section 10.05. Payment of Taxes and Other Claims.

              The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed (i) upon the Company or any of its Subsidiaries or (ii) upon the income, profits or property of the Company or any of the Restricted Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, could reasonably be expected to become a Lien upon the property of the Company or any of the Restricted Subsidiaries; provided, however, that the Company will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted.

              Section 10.06. Maintenance of Properties.

              The Company will cause all material properties owned by the Company or any of the Restricted Subsidiaries or used or held for use in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10.06 will prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of the Restricted Subsidiaries and is not disadvantageous in any material respect to the Holders.

              Section 10.07. Insurance.

              The Company will at all times keep all of its and the Restricted Subsidiaries' properties which are of an insurable nature insured, either with insurers believed by the Company in good faith to be financially sound and responsible or by maintaining reserves in amounts customarily maintained by corporations similarly situated, against loss or damage to the extent that property of similar character is usually and customarily so insured by corporations similarly situated and owning like properties.

              Section 10.08. Books and Records.

              The Company will, and will cause each of the Restricted Subsidiaries to, keep proper books of record and account, in which full and correct entries will be made of all financial transactions and the assets and business of the Company and each Restricted Subsidiary of the Company in accordance with GAAP.

              Section 10.09. Compliance Certificates and Opinions.

              Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any other obligor on the Securities will furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

              Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture will include:

              (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

              (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

              (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

              Section 10.10.  Provision of Financial Statements.

              Whether or not the Company has a class of securities registered under the Exchange Act, the Company will supply, at its own expense, to each Holder of the Securities and file with the Trustee and (following the effective date of the Registered Exchange Offer or Shelf Registration Statement (as defined in the Registration Rights Agreement), as applicable) with the Commission within fifteen days after the Company is required to file the same with the Commission, copies of the annual reports and quarterly reports and of the information, documents and other reports which the Company may be required to file with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act. The Company will also comply with the other provisions of
Section 314(a) of the Trust Indenture Act.

              Section 10.11.  Change of Control.

              In the event of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company will notify the Holders of Securities in writing of such occurrence and will make an offer to purchase (the "Change of Control Offer") on a Business Day (the "Change of Control Purchase Date") not more than 60 days following the Change of Control Date, all Securities then Outstanding at a purchase price equal to 101% of the principal amount thereof on any Change of Control Payment Date, plus accrued and unpaid interest, if any, to such Change of Control Purchase Date. Failure to mail the notice of a Change of Control Offer on the date specified below by the date that such notice is required to be mailed will constitute a covenant Default under Section 5.01(c).

              Notice of a Change of Control Offer shall be mailed by the Company not less than 25 days nor more than 45 days before the Change of Control Purchase Date to the Holders of Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

              (a) that the Change of Control Offer is being made pursuant to this Section 10.11 and that all Securities tendered into the Change of Control Offer will be accepted for payment;

              (b) the purchase price (including the amount of accrued interest, if any) for each Security, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

              (c) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

              (d) that, unless the Company shall default in the payment of the purchase price, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

              (e) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

              (f) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holders, the principal amount of Securities the Holders delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

              (g) that Holders whose Securities are purchased only in part will be issued Securities of like tenor equal in principal amount to the unpurchased portion of the Securities surrendered;

              (h) the instructions that Holders must follow in order to tender their Securities; and

              (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Commission pursuant to the Exchange Act (or, if the Company is not required to file any such reports with the Commission, the comparable reports prepared pursuant to Section 10.10), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control and Change of Control Offer as would, in the good faith judgment of the Company, be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Change of Control Offer.

              On the Change of Control Purchase Date, the Company will (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent will promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security of like tenor equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

              The Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, with the requirements of
Section 14(e) and Rule 14e-1 of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 10.11, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 10.11 by virtue thereof.

              Any provision of this Section 10.11 to the contrary notwithstanding, if following any Change of Control, another Person makes the Change of Control Offer in compliance with the provisions of this Section 10.11 and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer, the Company shall not be required to make a Change of Control Offer following such Change of Control.

              Section 10.12.  Limitation on Additional Indebtedness.

              The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become directly or indirectly liable for or with respect to, contingently or otherwise, the payment of (collectively, to "incur") any Indebtedness (including any Acquired Indebtedness), except for Permitted Indebtedness; provided that (i) the Company may incur any Indebtedness and (ii) a Restricted Subsidiary may incur Acquired Indebtedness if, in either case, after giving pro forma effect to such incurrence (including the application of the net proceeds therefrom), the ratio of (x) Total Consolidated Indebtedness (as of the date of incurrence) to (y) Annualized Pro Forma Consolidated Operating Cash Flow (based upon the two most recent fiscal quarters for which consolidated financial statements of the Company are available preceding the date of such incurrence) would be less than or equal to 6.0 to 1.0.

              Section 10.13.  Statement by Officers as to Default.

              (a) The Company will deliver to the Trustee, within 120 days after the end of each Fiscal Year of the Company ending after the date hereof, a written statement signed by the chairman or a chief executive officer, the principal financial officer or principal accounting officer of the Company, stating (i) that a review of the activities of the Company during the preceding Fiscal Year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Escrow Agreement, and
(ii) that, to the knowledge of each officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and the Escrow Agreement and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof or thereof (or, if a Default shall have occurred, describing all such Defaults of which such officers may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto).

              (b) When any Default under this Indenture or a default under the Escrow Agreement has occurred and is continuing, or if the Trustee or any Holder or the trustee for the holder of any other evidence of Indebtedness or the holder of such Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness (other than Indebtedness evidenced by the Securities) in the principal amount of less than $10,000,000), the Company will promptly notify the Trustee of such Default, notice or action and will deliver to the Trustee by registered or certified mail or by telegram, or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days after the Company becomes aware of such occurrence and what action the Company is taking or proposes to take with respect thereto.

              Section 10.14.  Limitation on Restricted Payments.

              (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, make, directly or indirectly, any Restricted Payment unless:

              (i) no Default shall have occurred and be continuing at the time of or upon giving effect to such Restricted Payment;

              (ii) immediately after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of Indebtedness under the proviso of Section 10.12; and

              (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date and all Designation Amounts does not exceed an amount equal to the sum of (A) the difference between (x) the Cumulative Available Cash Flow determined at the time of such Restricted Payment and (y) Cumulative Consolidated Interest Expense determined at the time of such Restricted Payment, plus (B) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) on or after the Issue Date, plus (C) the aggregate net proceeds received by the Company from the issuance (other than to a Restricted Subsidiary) on or after the Issue Date of its Capital Stock (other than Disqualified Stock) upon the conversion of, or in exchange for, Indebtedness of the Company, plus (D) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (other than an Investment made pursuant to clause (v), (vi) or (vii) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment, plus (E) in the case of any Revocation with respect to a Subsidiary of the Company that was made subject to a Designation after the Issue Date, an amount equal to the lesser of the Designation Amount with respect to such Subsidiary or the Fair Market Value of the Investment of the Company and the Restricted Subsidiaries in such Subsidiary at the time of Revocation, less (F) 50% of the aggregate principal amount of outstanding Indebtedness included in the calculation of clause (d) of the definition of Permitted Indebtedness. For purposes of the preceding clauses (B)(y) and (C), as applicable, and for purposes of the definition of Total Incremental Invested Equity, the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received, if any, by the Company upon the conversion, exchange or exercise thereof.

For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

              (b)    The provisions of Section 10.14(a) shall not prohibit:

              (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof if at such date of declaration such payment would be permitted by the provisions of this Indenture;

              (ii) the purchase, redemption, retirement or other acquisition of any shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, shares of Capital Stock of the Company (other than Disqualified Stock); provided that any such net cash proceeds are excluded from clause (iii)(b) of Section 10.14(a);

              (iii) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness (other than Deeply Subordinated Shareholder Loans) made by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of (x) Capital Stock (other than Disqualified Stock) of the Company or (y) other Subordinated Indebtedness to the extent that its stated maturity for the payment of principal thereof is not prior to the 180th day after the final stated maturity of the Securities; provided that any such net cash proceeds are excluded from clause (iii)(b) of Section 10.14(a);

              (iv) the purchase, redemption, retirement or other acquisition of Deeply Subordinated Shareholder Loans to the extent made by exchange for (upon conversion in accordance with their terms or otherwise), or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company; provided that any such net proceeds or net cash proceeds, as applicable, shall be excluded from clause (iii)(b) of Section 10.14(a);

              (v) Investments by the Company or any Restricted Subsidiary in a person (including any Unrestricted Subsidiary) in an amount, at any time outstanding, not to exceed $50.0 million;

              (vi) the extension by the Company and the Restricted Subsidiaries of trade credit to Unrestricted Subsidiaries, represented by accounts receivable, extended on usual and customary terms in the ordinary course of business;

              (vii) any renewal or reclassification of any Investment in any Unrestricted Subsidiary outstanding on the Issue Date or subsequently made in accordance with the provisions described herein;

              (viii) purchases or redemptions of Capital Stock (including cash settlements of stock options) held by employees, officers or directors upon or following termination of their employment with the Company or one of its Subsidiaries, subject to any put arrangements, provided that payments not subject to such puts shall not exceed $1.0 million in any Fiscal Year in the aggregate;

              (ix) so long as no Default shall have occurred and be continuing, Investments in Unrestricted Subsidiaries to the extent promptly made with the proceeds of a substantially concurrent (1) capital contribution to the Company or (2) issue or sale of Capital Stock (other than Disqualified Stock) of the Company (other than to a Restricted Subsidiary); provided that any such proceeds are excluded from clause (iii)(b) of Section 10.14(a);

              (x) the payment of cash in lieu of fractional shares of Capital Stock in connection with any dividend or other distribution of Capital Stock, any conversion or exchange of any security for or into shares of Capital Stock or any merger, consolidation or other reorganization involving the Capital Stock of the Company; and

              (xi) the payment of management fees to VPC in an amount not to exceed $350,000 (plus out-of-pocket travel expenses relating to the management of the Company) in any Fiscal Year.

In determining the amount of Restricted Payments permissible under this Section 10.14(b), amounts expended pursuant to clauses (i), (v), (viii), (x) and, to the extent not deducted in arriving at Cumulative Available Cash Flow, (xi) above shall be included as Restricted Payments.

              Section 10.15.  Limitation on Transactions with Affiliates.

              The Company will not, and will not permit, cause or suffer any Restricted Subsidiary to, conduct any business or enter into any transaction (or series of related transactions which are similar or part of a common plan) with or for the benefit of any of their respective Affiliates or any beneficial holder of 10% or more of the Common Stock of the Company or any officer or director of the Company or any Restricted Subsidiary (each an "Affiliate Transaction"), unless the terms of the Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and to the extent the Affiliate Transaction involves aggregate payments or other Fair Market Value involving $250,000 or more, are set forth in writing. Each Affiliate Transaction (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other Fair Market Value in excess of $500,000 shall be approved by a majority of the Board, such approval to be evidenced by a Board Resolution stating that the Board has determined that such transaction or transactions comply with the foregoing provisions. In addition to the foregoing, each Affiliate Transaction involving aggregate consideration of $5,000,000 or more shall be approved by a majority of the Disinterested Directors; provided that, in lieu of such approval by the Disinterested Directors, the Company may obtain a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction to the Company or the Restricted Subsidiary, as the case may be, are fair from a financial point of view. For purposes of this Section 10.15, any Affiliate Transaction approved by a majority of the Disinterested Directors or as to which a written opinion has been obtained from an Independent Financial Advisor, on the basis set forth in the preceding sentence, shall be deemed to be on terms that are fair and reasonable to the Company and the Restricted Subsidiaries, as the case may be, and, therefore, shall be permitted under this Section 10.15.

              Notwithstanding the foregoing, the restrictions set forth in this
Section 10.15 shall not apply to (i) transactions with or among, or solely for the benefit of, the Company and/or any of the Restricted Subsidiaries, (ii) transactions pursuant to agreements and arrangements existing on the Issue Date, including payments of management fees to VPC in an aggregate amount not to exceed $350,000 (plus travel expenses incurred in providing management services) in any Fiscal Year of the Company, (iii) the making of Deeply Subordinated Shareholder Loans pursuant to and in compliance with Section 10.12, (iv) dividends paid by the Company pursuant to and in compliance with
Section 10.14, (v) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, loans and bonuses or legal fees and (vi) transactions contemplated by the License Co. Documents.

              Notwithstanding any provision of this Indenture to the contrary, the Company will not, and will not permit any Restricted Subsidiary to, amend, modify or waive any provision of the License Co. Documents in a manner that is adverse, from the perspective of creditors of the Company and the Restricted Subsidiaries, in any material respect.

              Section 10.16.  Disposition of Proceeds of Asset Sales.

              (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (ii) at least 75% of such consideration for any such Asset Sale consists of cash and/or Cash Equivalents; provided that the following shall be treated as cash for purposes of this provision: (x) the amount of any liabilities (other than Subordinated Indebtedness or Indebtedness of a Restricted Subsidiary that would not constitute Restricted Subsidiary Indebtedness) that are assumed by the transferee or purchaser of any such assets pursuant to an agreement that unconditionally releases the Company or such Restricted Subsidiary from further liability ("assumed liabilities"), (y) the amount of any notes or other obligations that within 30 days of receipt, are converted into cash (to the extent of the cash received) and (z) the amount (valued based upon the reported closing sale price or average of the closing bid and ask prices, as the case may be, on the principal securities or trading market on the date of the Asset Sale) of any Publicly Traded Stock received as consideration in such Asset Sale. The Company or the applicable Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds from such Asset Sale within 365 days of the receipt thereof to repay an amount of Indebtedness (other than Subordinated Indebtedness) of the Company or any Guarantor in an amount not exceeding the Other Senior Debt Pro Rata Share and elect to permanently reduce the amount of the commitments thereunder by the amount of the Indebtedness so repaid, (ii) apply the Net Cash Proceeds from such Asset Sale to repay any Restricted Subsidiary Indebtedness and elect to permanently reduce the commitments by the amount of the Indebtedness so repaid or (iii) apply such Net Cash Proceeds within 365 days thereof, to an investment in properties and assets that will be used in a Cable/Telecommunications Business (or in Capital Stock and other securities of any person that will become a Restricted Subsidiary as a result of such investment to the extent such person owns properties and assets that will be used in a Cable/Telecommunications Business) of the Company or any Restricted Subsidiary ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, any Restricted Subsidiary Indebtedness as set forth in clause (ii) of the preceding sentence or invested in Replacement Assets within the 365-day period as set forth in clause (iii) shall constitute "Excess Proceeds". Any Excess Proceeds not used as set forth in clause (i) of the second preceding sentence shall constitute "Offer Excess Proceeds" subject to disposition as provided below.

              (b) When the aggregate amount of Offer Excess Proceeds equals or exceeds $10,000,000, the Company will be obligated to make an offer to purchase (an "Asset Sale Offer") from all holders of the Securities, on a day not more than 40 Business Days thereafter (the "Asset Sale Purchase Date"), the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased with the aggregate Offer Excess Proceeds at a price, payable in cash, equal to 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (the "Asset Sale Offer Price"). An Asset Sale Offer will be required to be kept open for a period of at least 20 Business Days or such longer period as may be required by law.

              (c) Notwithstanding clauses (a) and (b) of this Section 10.16, the Company and the Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such clauses to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets, cash or Cash Equivalents (including obligations deemed to be cash under this Section 10.16) and (ii) such Asset Sale is for Fair Market Value; provided that any consideration constituting (or deemed to constitute) cash or Cash Equivalents received by the Company or any of the Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this clause (c) shall constitute Net Cash Proceeds subject to the provisions of the foregoing clauses
(a) and (b).

              (d) Whenever Offer Excess Proceeds received by the Company exceed $10,000,000, such Offer Excess Proceeds will, prior to the purchase of Securities, be set aside by the Company in a separate account pending (i) deposit with the depositary of the amount required to purchase the Securities tendered in an Asset Sale Offer or (ii) delivery by the Company of the Asset Sale Offer Price to the Holders of the Securities validly tendered and not withdrawn pursuant to an Asset Sale Offer. Such Excess Proceeds may be invested in Cash Equivalents, as directed by the Company, having a maturity date which is not later than the earliest possible date for purchase or redemption of Securities pursuant to the Asset Sale Offer. The Company will be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents.

              (e) Notice of an Asset Sale Offer will be mailed by the Company to all Holders of Securities not less than 20 Business Days nor more than 40 Business Days before the Asset Sale Purchase Date at their last registered address with a copy to the Trustee and any Paying Agents. The Asset Sale Offer will remain open from the time of mailing for at least 20 Business Days or such longer period as required by law and until at least 5:00 p.m., New York City time, on the Asset Sale Purchase Date. The notice, which will govern the terms of the Asset Sale Offer, will include such disclosures as are required by law and will state:

              (i)    that the Asset Sale Offer is being made pursuant to this
       Section 10.16;

              (ii) the Asset Sale Offer Price (including the amount of accrued interest, if any) for each Security, the Asset Sale Purchase Date and the date on which the Asset Sale Offer expires;

              (iii) that any Security not tendered or accepted for payment shall continue to accrue interest in accordance with the terms thereof;

              (iv) that, unless the Company shall default in the payment of the Asset Sale Offer Price, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

              (v) that Holders electing to have Securities purchased pursuant to an Asset Sale Offer shall be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Purchase Date with the "Option of Holder to Elect Purchase" on the reverse thereof completed;

              (vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Purchase Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

              (vii) that if Securities in a principal amount in excess of the Holder's pro rata share of the amount of Excess Proceeds are tendered pursuant to the Asset Sale Offer, the Company shall purchase Securities on a pro rata basis among the Securities tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

              (viii) that Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

              (ix) the instructions that Holders must follow in order to tender their Securities; and

              (x) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Commission pursuant to the Exchange Act (or, if the Company is not required to file any such reports with the Commission, the comparable reports prepared pursuant to Section 10.10), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Asset Sale and Asset Sale Offer and such other information as would be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Asset Sale Offer.

              (f) On the Asset Sale Purchase Date, the Company will (i) accept for payment, on a pro rata basis, Securities or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money, in immediately available funds, in an amount sufficient to pay the Asset Sale Offer Price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent will promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price, and the Trustee will promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Purchase Date. To the extent an Asset Sale Offer is not fully subscribed to by such Holders, the Company or any Restricted Subsidiary may retain such unutilized portion of the Offer Excess Proceeds for application to general corporate purposes. The Paying Agent will promptly deliver to the Company the balance of any such Offer Excess Proceeds held by the Paying Agent after payment to the Holders of Securities as aforesaid. Upon completion of such Asset Sale Offer, the amount of Offer Excess Proceeds shall be reset to zero. For purposes of this Section 10.16, the Trustee will act as Paying Agent.

              (g) The Company will comply, to the extent applicable, with the requirements of Section 14(e) and Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 10.16, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this
Section 10.16 by virtue thereof.

              Section 10.17.  Limitation on Liens Securing Certain
                              Indebtedness.

              The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien of any kind, against or upon (i) any property or assets of the Company or any Restricted Subsidiary, whether now owned or acquired after the Issue Date, or any proceeds therefrom, which secures either (x) Subordinated Indebtedness unless the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Indebtedness or (y) Indebtedness of the Company that is not Subordinated Indebtedness, unless the Securities are equally and ratably secured with the

Liens securing such other Indebtedness, except, in the case of clause (x), Permitted Liens described under clause (k) of the definition thereof and in the case of clause (y), Permitted Liens or (ii) the Escrow Account.

              Section 10.18.  Escrow Account.

              The Company shall, on the date of this Indenture, enter into the Escrow Agreement and, pursuant thereto, shall place the Initial Escrow Amount (as defined in the Escrow Agreement) in the Escrow Account held by the Escrow Agent for the benefit of the Holders of the Securities and the Trustee and the holders of the Existing Notes and the Existing Notes Trustee.

              Section 10.19. Limitation on Certain Guarantees and Indebtedness by Restricted Subsidiaries.

              (a) The Company will not permit any Restricted Subsidiary, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to (i) any Subordinated Indebtedness or (ii) any Indebtedness of the Company that is not Subordinated Indebtedness (other than, in the case of this clause (ii), (x) Indebtedness under any Senior Bank Facility to the extent constituting Permitted Indebtedness or (y) Indebtedness under any Vendor Credit Facility to the extent constituting Permitted Indebtedness), unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the guarantee of payment of the Securities by such Restricted Subsidiary on a basis senior to any such Subordinated Indebtedness or pari passu with any such other Indebtedness referred to in clause (ii), as the case may be. Each guarantee created pursuant to such provisions is referred to as a "Guarantee" and the issuer of each such Guarantee, so long as the Guarantee remains outstanding, is referred to as a "Guarantor."

              (b) Notwithstanding the foregoing, in the event of the unconditional release of any Guarantor from its obligations in respect of the Indebtedness which gave rise to the requirement that a Guarantee be given, such Guarantor shall be released from all obligations under its Guarantee. In addition, upon any sale or disposition (by merger or otherwise) of any Guarantor by the Company or a Restricted Subsidiary of the Company to any person that is not an Affiliate of the Company or any of its Restricted Subsidiaries which is otherwise in compliance with the terms of this Indenture and as a result of which such Guarantor ceases to be a Subsidiary of the Company, such Guarantor will be deemed to be released from all obligations under its Guarantee; provided that each such Guarantor is sold or disposed of in accordance with Section 10.16.

              Section 10.20. Limitation on Issuances and Sales of Preferred Stock of Restricted Subsidiaries.

              The Company (i) will not permit any Restricted Subsidiary to issue any Preferred Stock (other than to the Company or a Restricted Subsidiary) and (ii) will not permit any person (other than the Company or a Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

              Section 10.21. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

              The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or enter into or cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits to the extent owned by the Company or any Restricted Subsidiary, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make any Investment in the Company or any Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or to any Restricted Subsidiary, except for (i) any encumbrance or restriction existing on the Issue Date, (ii) any encumbrance or restriction applicable to a Restricted Subsidiary at the time that it becomes a Restricted Subsidiary that is not created in contemplation thereof, (iii) any encumbrance or restriction existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause (i) or (ii) above; provided that the terms and conditions of any such encumbrance or restriction are not materially less favorable to the holders of Securities than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced, (iv) any encumbrance or restriction imposed upon a Restricted Subsidiary pursuant to an agreement which has been entered into for the sale or disposition of all or substantially of the Capital Stock or assets of such Restricted Subsidiary and (v) any customary encumbrance or restriction applicable to a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Indebtedness contained in any Senior Bank Facility or Vendor Credit Facility; provided that the provisions of such agreement permit the payment of interest and principal and mandatory repurchases pursuant to the terms of this Indenture and the Securities and other Indebtedness that is solely an obligation of the Company, but provided further that such agreement may nevertheless contain customary net worth, leverage, invested capital and other financial covenants, customary covenants regarding the merger of or sale of all or any substantial part of the assets of the Company or any Restricted Subsidiary, customary restrictions on transactions with affiliates, and customary subordination provisions governing indebtedness owed to the Company or any Restricted Subsidiary.

              Section 10.22. Limitation on Designations of Unrestricted Subsidiaries.

              The Company may designate any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") so long as:

              (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

              (ii) immediately after giving effect to such Designation, the Company would be permitted under this Indenture to incur $1.00 of additional Indebtedness pursuant to the proviso of Section 10.12 hereof; and

              (iii) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the net Investment of the Company or any other Restricted Subsidiary in such Restricted Subsidiary on such date.

              In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described in Section 10.14 hereof for all purposes of this Indenture in the Designation Amount. The Company shall not, and shall not permit any Restricted Subsidiary to, at any time, (a) provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); provided that the Company may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Company other than to obtain such pledged property, (b) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (c) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (a) or (b) to the extent permitted under the covenant described in
Section 10.14 and Section 10.15 hereof.

              The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

              (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

              (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

              All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

                                   ARTICLE XI

                            REDEMPTION OF SECURITIES

              Section 11.01. Right of Redemption.

              The Securities may be redeemed at the option of the Company, in whole or in part, on the bases and at the Redemption Prices specified in the forms of Security, together with accrued but unpaid interest to the Redemption Date.

              Section 11.02. Applicability of Article.

              Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

              Section 11.03. Election to Redeem; Notice to Trustee.

              The election of the Company to redeem any Securities pursuant to
Section 11.01 shall be evidenced by a Board Resolution and an Officers' Certificate. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

              Section 11.04. Selection by Trustee of Securities to Be Redeemed.

              If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed, or, if the Securities are not listed on a national exchange, by such method as the Trustee shall deem fair and appropriate; provided that no Securities of a principal amount of $1,000 or less will be redeemed in part; provided, further, that any such redemption pursuant to the provisions relating to an Equity Offering and/or sales to a Strategic Equity Investor shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the Depository or any other depository).

              The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for partial redemption and the principal amount thereof to be redeemed.

              For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

              Section 11.05. Notice of Redemption.

              Notice of redemption will be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the Security Register.

              All notices of redemption will state:

              (i)    the Redemption Date;

              (ii)   the Redemption Price;

              (iii) if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

              (iv) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof shall be issued;

              (v) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

              (vi) that on the Redemption Date the Redemption Price shall become due and payable upon each such Security or portion thereof, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

              (vii) the place or places where such Securities are to be surrendered for payment of the Redemption Price;

              (viii) the CUSIP number, relating to such Securities; and

              (ix) the paragraph of the Securities pursuant to which the Securities are being redeemed.

              Notice of redemption of Securities to be redeemed at the election of the Company will be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

              The notice if mailed in the manner herein provided will be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part will not affect the validity of the proceedings for the redemption of any other Security.

              Section 11.06. Deposit of Redemption Price.

              On or prior to any Redemption Date, the Company will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

              Section 11.07. Securities Payable on Redemption Date.

              Notice of redemption having been given as aforesaid, the Securities so to be redeemed will, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities will cease to bear interest and such Securities will cease to be outstanding. Upon surrender of any such Security for redemption in accordance with said notice, such Security will be paid by the Company at the Redemption Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of
Section 3.07.

              If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate then borne by such Security.

              Section 11.08. Securities Redeemed or Purchased in Part.

              Any Security which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to

Section 10.02 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to, the Company, the Security Registrar or the Trustee duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver (at the Company's expense) to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed or purchased.

                                  ARTICLE XII

                            COLLATERAL AND SECURITY

              Section 12.01. Escrow Agreement.

              (a) The due and punctual payment of the interest on the Securities and the Existing Notes when and as the same shall be due and payable on each interest payment date, at maturity or by acceleration, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and the Existing Notes and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Escrow Agreement or to the holders of Existing Notes or the Existing Notes Trustee under the Existing Notes Indenture and the Escrow Agreement with respect to the Securities and the Existing Notes, and the Securities and the Existing Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Escrow Agreement which the Company, the Escrow Agent, the Trustee and the Existing Notes Trustee have entered into simultaneously with the execution of this Indenture. Upon the acceleration of the maturity of the Securities, the Escrow Agreement will provide for the foreclosure by the Trustee and the Existing Notes Trustee of the net proceeds of the Escrow Account. This lien equally and ratably secures the Existing Notes. Each Holder, by its acceptance of Securities, consents and agrees to the terms of the Escrow Agreement (including, without limitation, the provisions providing for foreclosure and disbursement of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Escrow Agent and the Trustee to enter into the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee and the Existing Notes Trustee copies of the Escrow Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow Agreement, to assure and confirm to the Trustee and the Existing Notes Trustee the security interest in the Collateral contemplated by the Escrow Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture with respect to, and of, the Securities, and the Existing Notes Indenture with respect to, and of, the Existing Notes according to the intent and purposes expressed in the Escrow Agreement. The Company shall take any and all actions reasonably required to cause the Escrow Agreement to create and maintain (to the extent possible under applicable law), as security for the obligations of the Company hereunder and under the Existing Notes Indenture, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Trustee for the benefit of the Trustee, in favor of the Existing Notes Trustee for the benefit of the Existing Notes Trustee, predecessor trustees, and the Holders and holders of the Existing Notes, superior to and prior to the rights of all third Persons and subject to no other Liens. The Trustee shall have no responsibility for perfecting or maintaining the perfection of the Trustee's security interest in the Collateral or for filing any instrument, document or notice in any public office at any time or times.

              (b) The Escrow Agreement shall further provide that in the event a portion of the Securities has been retired by the Company, depending upon the amount available in the Escrow Account, funds representing the interest payments which have not previously been made on such retired Securities shall, upon the written request of the Company to the Escrow Agent, the Trustee and the Existing Notes Trustee, be paid to the Company upon compliance with the release of collateral provisions of the TIA and upon receipt of a notice relating thereto from the Trustee and the Existing Notes Trustee.

              Section 12.02. Recording and Opinions.

              (a) The Company shall furnish to the Trustee and the Existing Notes Trustee promptly after the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Escrow Agreement and reciting with respect to the security interests in the Collateral the details of such action, or (ii) stating that in the opinion of such counsel no such action is necessary to make such Lien effective.

              (b) The Company shall furnish to the Escrow Agent, the Trustee and the Existing Notes Trustee on July 7, 1998, and on each July 7 thereafter until the date upon which the balance of Available Funds (as defined in the Escrow Agreement) shall have been reduced to zero, an Opinion of Counsel, dated as of such date, either (i) stating that (A) in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements and other instruments of further assurance as is necessary to maintain the Lien of the Escrow Agreement and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders and the Trustee hereunder and under the Escrow Agreement and the rights of holders of the Existing Notes and the Existing Notes Trustee under the Existing Notes Indenture and under the Escrow Agreement with respect to the security interests in the Collateral or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

              Section 12.03. Release of Collateral.

              (a) Subject to subsections (b), (c) and (d) of this Section 12.03, Collateral may be released from the Lien and security interest created by the Escrow Agreement only in accordance with the provisions of the Escrow Agreement.

              (b) Except to the extent that any Lien on proceeds of Collateral is automatically released by operation of Section 9-306 of the Uniform Commercial Code or other similar law, no Collateral shall be released from the Lien and security interest created by the Escrow Agreement pursuant to the provisions of the Escrow Agreement, other than to the Holders pursuant to the terms thereof, unless there shall have been delivered to the Trustee and the Existing Notes Trustee the certificate required by Section 12.03(d) and
Section 12.04.

              (c) At any time when a Default shall have occurred and be continuing and the maturity of the Existing Notes or of the Securities issued on the Issue Date shall have been accelerated (whether by declaration or otherwise), no Collateral shall be released pursuant to the provisions of the Escrow Agreement, and no release of Collateral in contravention of this Section 12.03(c) shall be effective as against the Holders and holders of the Existing Notes, except for the disbursement of all Available Funds (as defined in the Escrow Agreement) to the Trustee and the Existing Notes Trustee pursuant to
Section 6(b) of the Escrow Agreement.

              (d) The release of any Collateral from the Liens and security interests created by this Indenture and the Escrow Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof or pursuant to the terms of the Escrow Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Escrow Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

              Section 12.04. Certificates of the Company.

              The Company shall furnish to the Trustee, prior to any proposed release of Collateral other than pursuant to the express terms of the Escrow Agreement, (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by
Section 6.01 and Section 6.03, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

              Section 12.05. Authorization of Actions To Be Taken by the Trustee
                             Under the Escrow Agreement.

              Subject to the provisions of Section 6.01 and Section 6.03, the Trustee may, without the consent of the Holders of Securities, on behalf of the Holders of Securities, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Escrow Agreement and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Escrow Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Securities or of the Trustee).

              Section 12.06. Authorization of Receipt of Funds by the Trustee
                             Under the Escrow Agreement.

              The Trustee is authorized to receive any funds for the benefit of the Holders of Securities disbursed under the Escrow Agreement, and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

              Section 12.07. Termination of Security Interest.

              Upon the earliest to occur of (i) the date upon which the balance of Available Funds (as defined in the Escrow Agreement) shall have been reduced to zero, (ii) the payment in full of all obligations of the Company under this Indenture and the Securities, (iii) legal defeasance pursuant to Article Four and (iv) covenant defeasance pursuant to Article Four, the Trustee shall, at the written request of the Company, release the Liens pursuant to this Indenture and the Escrow Agreement upon the Company's compliance with the provisions of the TIA pertaining to release of collateral.

                                  ARTICLE XIII

                           SATISFACTION AND DISCHARGE

              Section 13.01. Satisfaction and Discharge of Indenture.

              This Indenture shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either

              (a) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 hereof and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

              (b) (i) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds an amount of money in dollars sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and accrued interest to the date of such deposit;

              (ii) the Company has paid or caused to be paid all other sums payable hereunder; and

              (iii) the Company has delivered to the Trustee (1) irrevocable instructions to apply the deposited money toward payment of the Securities at the Stated Maturities and the Redemption Dates thereof, and (ii) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (a)(ii) of this Section 13.01, the obligations of the Trustee under Section 13.02 and the last paragraph of Section 10.03 shall survive.

              Section 13.02. Application of Trust Money.

              Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal of, premium, if any, and interest on the Securities for whose payment such money has been deposited with the Trustee.

                        [signatures on following pages]

              IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.


                                           OPTEL, INC.

                                           By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                           By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                           U.S. TRUST COMPANY OF  TEXAS, N.A.,
                                                  as Trustee

                                           By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                                                     EXHIBIT A-1

                          [FORM OF SERIES A SECURITY]

       THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES
ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS THREE YEARS (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY OR (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, () PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, (E) TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT

OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                  OPTEL, INC.

                                 ----------

                         11-1/2 % SENIOR NOTES DUE 2008

CUSIP No.
         ----------
No.                                                                      $
    -----------

              OPTEL, INC., a corporation incorporated under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on July 1, 2008, at the office or agency of the Company referred to below, and to pay interest thereon on January 1 and July 1 (each an "Interest Payment Date"), of each year, commencing on January 1, 1999, accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 11-1/2% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

              The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on December 15 or June 15 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

              Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register.

              Reference is hereby made to the further provisions of this Security set forth on the reverse hereof.

              Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

              IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated:  July 7, 1998                   OPTEL, INC.


                                       By:
                                            ------------------------------------

                                            Name:

                                            Title:

                                       By:
                                            ------------------------------------

                                            Name:

                                            Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

              This is one of the Securities referred to in the within-mentioned Indenture.


Dated:
        -------------


                                         U.S. Trust Company of Texas, N.A., as
                                              Trustee


                                         By:
                                              ----------------------------------
                                              Authorized Signatory

                         [REVERSE OF SERIES A SECURITY]

              1. Indenture. This Security is one of a duly authorized issue of Securities of the Company designated as its 11-1/2% Senior Notes Due 2008 (herein called the "Series A Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $200,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of July 7, 1998, among the Company and U.S. Trust Company of Texas, N.A., as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

              All capitalized terms used in this Series A Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

              No reference herein to the Indenture and no provisions of this Series A Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

              2. Registration Rights. Pursuant to the Registration Agreement among the Company and the Holders of the Series A Securities, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for 11-1/2% Senior Notes Due 2008, Series B, of the Company (herein called the "Series B Securities"), which have been registered under the Securities Act, in like principal amount and having identical terms as the Series A Securities (other than as set forth in this paragraph). The Holders of Series A Securities shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Agreement.
The Series A Securities and the Series B Securities are together referred to herein as the "Securities."

              3.     Redemption.

              (a) Optional Redemption. The Securities are subject to redemption, at the option of the Company, in whole or in part, in principal amounts of $1,000 or any integral multiple of $1,000, at any time on or after July 1, 2003 upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning July 1 of the years indicated below:

              Year                                Redemption Price
              ----                                ----------------
              2003  . . . . . . . . . . . . . . . .   105.7500%

              2004  . . . . . . . . . . . . . . . .   104.3125%

              2005  . . . . . . . . . . . . . . . .   102.8750%

              2006  . . . . . . . . . . . . . . . .   101.4375%

              2007 and thereafter   . . . . . . . .   100.0000%

              (b) Optional Redemption Upon Equity Offering or Sales to Strategic Equity Investors. Prior to July 1, 2001, in the event that the Company consummates (i) one or more Equity Offerings and/or (ii) a sale or series of related sales by the Company of its Common Stock to one or more Strategic Equity Investors for aggregate gross proceeds of $100.0 million or more, the Company may redeem, at its option, up to a maximum of 35% of the initially outstanding aggregate principal amount of the Securities from the net proceeds thereof on a pro rata basis (or as nearly pro rata as practicable), at a redemption price equal to 111.50% of the principal amount of the Securities (determined at the redemption date), together with accrued and unpaid interest, if any, to the date of redemption; provided that not less than $130.0 million aggregate principal amount of Securities are outstanding immediately following such redemption. Any such redemption may only be effected once and must be effected upon not less than 30 nor more than 60 days' notice given within 30 days after the last such Equity Offering or sale to a Strategic Equity Investor, as the case may be, resulting in gross proceeds of $100.0 million or more.

              (c) Interest Payments. In the case of any redemption of Series A Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

              (d) Partial Redemption. In the event of redemption of this Series A Security in part only, a new Series A Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

              4. Offers to Purchase. Sections 10.11 and 10.16 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.

              5. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal of all of the Outstanding Securities, plus all accrued and unpaid interest, if any, to and including the date the Securities are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

              6. Defeasance. The Indenture contains provisions (which provisions apply to this Series A Security) for defeasance at any time of (a) the entire indebtedness of the Company on this Series A Security and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

              7. Amendments and Waivers. The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Series A Security and their consequences. Any such consent or waiver by or on behalf of the Holder of this Series A Security shall be conclusive and binding upon such Holder and upon all future Holders of this Series A Security and of any Series A Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Series A Security.

              8. Denominations, Transfer and Exchange. The Series A Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series A Securities are exchangeable for a like aggregate principal amount of Series A Securities of a different authorized denomination, as requested by the Holder surrendering the same.

              As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series A Security is registrable on the Security Register of the Company, upon surrender of this Series A Security for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series A Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

              No service charge shall be made for any registration of transfer or exchange or redemption of Series A Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

              9. Persons Deemed Owners. Prior to and at the time of due presentment of this Series A Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Series A Security is registered as the owner hereof for all purposes, whether or not this Series A Security shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

              10. GOVERNING LAW. THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

                                ASSIGNMENT FORM

If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to

(Insert assignee's social security or tax ID number)
                                                     ----------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(Print or type assignee's name, address and zip code) and irrevocably appoint


--------------------------------------------------------------------------------

agent to transfer this Security on the books of the Company. The agent may substitute another to act for such agent.

              In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the original issuance date appearing on the face of this Security (or any Predecessor Security) or the last date on which the Company or any Affiliate of the Company was the owner of this Security (or any Predecessor Security), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                  [Check One]

[  ]    (a)   this Security is being transferred in compliance with the
              exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[  ]    (b)   this Security is being transferred other than in accordance with
              (a) above and documents, including a transferee certificate substantially in the form attached hereto, are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked and, in the case of (b) above, if the appropriate document is not attached or otherwise furnished to the Trustee, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.15 of the Indenture shall have been satisfied.



--------------------------------------------------------------------------------

Date:                         Your signature:
       ---------------------                      ------------------------------
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  this Security)

                                                  By:
                                                     ---------------------------
                                                         NOTICE:  To be executed
                                                         by an executive officer

Signature Guarantee:
                     ------------------------------------
                     Participant in a recognized Signature
                     Guarantee Medallion Program (or other
                     signature guarantor program reasonably
                     acceptable to the Trustee)


              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

              The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A (including the information specified in

Rule 144A(d)(4)) or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
       ------------------               ----------------------------------------
                                        NOTICE:  To be executed by an executive
                                                 officer

              [The Transferee Certificates (Exhibits C and D to the Indenture) will be attached to the Series A Security as appropriate]

                       OPTION OF HOLDER TO ELECT PURCHASE

              If you wish to have this Security purchased by the Company pursuant to Section 10.11 or 10.16 of the Indenture, check the appropriate box:


              Section 10.11  [  ]                 Section 10.16  [  ]

              If you wish to have a portion of this Security purchased by the Company pursuant to Section 10.11 or 10.16 of the Indenture, state the amount:


                                 $
                                  ==============


Date:                        Your Signature:
      ----------------------                 -----------------------------------
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  this Security)

Signature Guarantee:
                     ------------------------------------
                     Participant in a recognized Signature
                     Guarantee Medallion Program (or other
                     signature guarantor program reasonably
                     acceptable to the Trustee)

                                                                     EXHIBIT A-2

                          [FORM OF SERIES B SECURITY]

                                  OPTEL, INC.

                               ---------------

                         11-1/2% SENIOR NOTES DUE 2008,

                                    SERIES B

CUSIP No.
         -----------
No.                                                                   $
    -------------

              OPTEL, INC., a corporation incorporated under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________ or registered assigns, the principal sum of _________________ Dollars on July 1, 2008, at the office or agency of the Company referred to below, and to pay interest thereon on January 1 and July 1 (each an "Interest Payment Date"), of each year, commencing on January 1, 1999, accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 11-1/2% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

              The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on December 15 and June 15 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

              Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the





                                      A2-1

Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register.

              Reference is hereby made to the further provisions of this Security set forth on the reverse hereof.

              Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

              IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated:         ,                                  OPTEL, INC.

                                           By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                           By:
                                                  ------------------------------
                                                  Name:
                                                  Title:





                                      A2-2

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

              This is one of the Securities referred to in the within-mentioned Indenture.


Dated:
        --------------------

                                                  U.S. Trust Company of Texas,
                                                         N.A., as Trustee

                                                  By:
                                                         -----------------------
                                                         Authorized Signatory





                                      A2-3

                         [REVERSE OF SERIES B SECURITY]

              1. Indenture. This Security is one of a duly authorized issue of Securities of the Company designated as its 11-1/2% Senior Notes Due 2008, Series B (herein called the "Series B Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $200,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of July 7, 1998, among the Company and U.S. Trust Company of Texas, N.A., as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

              All capitalized terms used in this Series B Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

              No reference herein to the Indenture and no provision of this Series B Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

              The Series B Securities were issued pursuant to an exchange offer pursuant to which 11-1/2% Senior Notes Due 2008 of the Company (herein called the "Series A Securities"), in like principal amount and having substantially identical terms as the Series B Securities, were exchanged for the Series B Securities. The Series A Securities and the Series B Securities are together referred to herein as the "Securities."

              2.     Redemption.

              (a) Optional Redemption. The Securities are subject to redemption, at the option of the Company, in whole or in part, in principal amounts of $1,000 or any integral multiple of $1,000, at any time on or after July 1, 2003 upon not less than 30 nor more than 60 days' notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12 month period beginning July 1 of the years indicated below:

               Year                                          Redemption Price
               ----                                          ----------------
               2003 . . . . . . . . . . . . . . . . . . . . . .  105.7500%

               2004 . . . . . . . . . . . . . . . . . . . . . .  104.3125%

               2005 . . . . . . . . . . . . . . . . . . . . . .  102.8750%

               2006 . . . . . . . . . . . . . . . . . . . . . .  101.4375%

               2007 and thereafter  . . . . . . . . . . . . . .  100.0000%





                                      A2-4

              (b) Optional Redemption upon Equity Offering or Sales to Strategic Equity Investors. Prior to July 1, 2001, in the event that the Company consummates (i) one or more Equity Offerings and/or (ii) a sale or series of related sales by the Company of its Common Stock to one or more Strategic Equity Investors for aggregate gross proceeds of $100.0 million or more, the Company may redeem, at its option, up to a maximum of 35% of the initially outstanding aggregate principal amount of the Securities from the net proceeds thereof on a pro rata basis (or as nearly pro rata as practicable), at a redemption price equal to 111.50% of the principal amount of the Securities (determined at the redemption date), together with accrued and unpaid interest, if any, to the date of redemption; provided that not less than $130 million in aggregate principal amount of Securities are outstanding immediately following such redemption. Any such redemption may only be effected once and must be effected upon not less than 30 nor more than 60 days' notice given within 30 days after the last such Equity Offering or sale to a Strategic Equity Investor, as the case may be, resulting in gross proceeds of $100.0 million or more.

              (c) Interest Payments. In the case of any redemption of Series B Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

              (d) Partial Redemption. In the event of redemption of this Series B Security in part only, a new Series B Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

              3. Offers to Purchase. Sections 10.11 and 10.16 of the Indenture provide that upon the occurrence of a Change of Control and following any Asset Sale, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.

              4. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal of all of the Outstanding Securities, plus all accrued and unpaid interest, if any, to and including the date the Securities are paid, may be declared due and in the manner and with the effect provided in the Indenture.

              5. Defeasance. The Indenture contains provisions (which provisions apply to this Series B Security) for defeasance at any time of (a) the entire indebtedness of the Company on this Series B Security and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.





                                      A2-5

              6. Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indentures and certain past Defaults under the Indenture and this Series B Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and their consequences. Any such consent or waiver by or on behalf of the Holder of this Series B Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Series B Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Series B Security.

              7. Denominations, Transfer and Exchange. The Series B Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series B Securities are exchangeable for a like aggregate principal amount of Series B Securities of a different authorized denomination, as requested by the Holder surrendering the same.

              As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series B Security is registrable on the Security Register of the Company, upon surrender of this Series B Security for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series B Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

              No service charge shall be made for any registration of transfer or exchange or redemption of Series B Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

              8. Persons Deemed Owners. Prior to and at the time of due presentment of this Series B Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Series B Security is registered as the owner hereof for all purposes, whether or not this Series B Security shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.





                                      A2-6

              9. GOVERNING LAW. THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.





                                      A2-7

                                ASSIGNMENT FORM

If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to

(Insert assignee's social security or tax ID number)
                                                     ----------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(Print or type assignee's name, address and zip code) and irrevocably appoint


--------------------------------------------------------------------------------

agent to transfer this Security on the books of the Company. The agent may substitute another to act for such agent.

Date:           Your signature:
       -------                     ---------------------------------------------
                                   (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
                    -------------------------------------
                     Participant in a recognized Signature
                     Guarantee Medallion Program (or other
                     signature guarantor program reasonably
                     acceptable to the Trustee)





                                      A2-8

                       OPTION OF HOLDER TO ELECT PURCHASE

              If you wish to have this Security purchased by the Company pursuant to Section 10.11 or 10.16 of the Indenture, check the appropriate box:

              Section 10.11  [  ]                 Section 10.16  [  ]

              If you wish to have a portion of this Security purchased by the Company, state the amount:


                                 $
                                  ==============

Date:           Your signature:
       -------                     ---------------------------------------------
                                   (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
                    -------------------------------------
                     Participant in a recognized Signature
                     Guarantee Medallion Program (or other
                     signature guarantor program reasonably
                     acceptable to the Trustee)






                                      A2-9

                                                                       EXHIBIT B

                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES

              Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

              THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

              UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C

                           Form of Certificate to Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors

                                                               ___________, ____

U.S. TRUST COMPANY OF TEXAS, N.A.
2001 Ross Avenue
Suite 2700
Dallas, Texas 75201

Attention:  Corporate Trust Department

       Re:    OpTel, Inc.
              (the "Company") 11-1/2% Senior Notes Due 2008
              (the "Securities") and the related Indenture (the
              "Indenture")

Ladies and Gentlemen:

              In connection with our proposed purchase of the Securities, we confirm that:

              1. We have received such information as we deem necessary to make our investment decisions.

              2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

              3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of each account for which we acquire any Securities, that, prior to (x) the date which is two years after the later of the date of original issuance of the Securities (or such shorter period as may be prescribed by Rule 144(k) under the Securities Act or any successor provision) and (y) such later date, if any, may be required by applicable laws, the Securities may be offered, resold, pledged or otherwise transferred only
       (a) to the Company or any of its subsidiaries, (b) inside the United States to a person whom we reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act, (c) inside the United States to a person we reasonably believe to be an institutional "accredited investor" (as defined below) that, prior to such transfer, furnished to the Trustee a signed letter substantially in the form hereof, (d) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 under Regulation S under the Securities Act, (e) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (f) pursuant to an effective registration statement under the Securities Act or (g) pursuant to another available exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, and we further agree to provide to any person purchasing Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

              4. We understand that, on any proposed resale of any Securities, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

              5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment, as the case may be.

              6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

              You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                           Very truly yours,

                                           [Name of Transferee]

                                           By:
                                              ----------------------------------
                                                  Authorized Signature

                                                                       EXHIBIT D

                      Form of Certificate to Be Delivered
                          in Connection with Transfers
                           Pursuant to Regulation S

                                                            ______________, ____

U.S. TRUST COMPANY OF TEXAS, N.A.
2001 Ross Avenue
Suite 2700
Dallas, Texas  75201

Attention:  Corporate Trust Department

       Re:    OpTel, Inc. (the "Company") 11-1/2%
              Senior Notes Due 2008 (the "Securities")





Ladies and Gentlemen:

              In connection with our proposed sale of $            aggregate
principal amount at maturity of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

              (1) the offer of the Securities was not made to a person in the United States;

              (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

              (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

              (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

              (5) we have advised the transferee of the transfer restrictions applicable to the Securities; and

              (6) if the circumstances set forth in Rule 904(c) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Securities may be offered and sold during the restricted period specified in Rule 903(c)(2) or (3), as applicable, in accordance with the provisions of Regulation S; pursuant to registration of the Securities under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act.

              You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                           Very truly yours,

                                           [Name of Transferee]


                                           By:
                                              ----------------------------------
                                                         Authorized Signature





                                      D-2